Exhibit 4.1

XHR LP,

as Issuer,

XENIA HOTELS & RESORTS, INC.,

as Parent,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

as Subsidiary Guarantors, and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

6.625% SENIOR NOTES DUE 2030

INDENTURE

DATED AS OF NOVEMBER 25, 2024

i

Section 12.04	Statements Required in Certificate or Opinion.	132
Section 12.05	Rules by Trustee and Agents.	133
Section 12.06	No Personal Liability of Directors, Officers, Employees and Stockholders.	133
Section 12.07	Governing Law; Waivers of Jury Trial.	133
Section 12.08	No Adverse Interpretation of Other Agreements.	133
Section 12.09	Successors.	134
Section 12.10	Severability.	134
Section 12.11	Counterpart Originals.	134
Section 12.12	Table of Contents, Headings, etc.	134
Section 12.13	Patriot Act.	134
Section 12.14	Force Majeure.	134
Section 12.15	Submission to Jurisdiction.	135
Section 12.16	Foreign Account Tax Compliance Act (FATCA).	135

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE, dated as of November 25, 2024, among XHR LP, a Delaware limited partnership (the “Issuer”), Xenia Hotels & Resorts Inc., a Maryland corporation (“Parent”), the Subsidiary Guarantors (as hereinafter defined) party hereto and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Issuer, Parent, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6.625% Senior Notes due 2030 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“1031 Property” means any Property that is at any time held by a “qualified intermediary,” as defined in the Treasury Regulations promulgated pursuant to Section 1031 of the Code, or an “exchange accommodation titleholder,” as defined in Internal Revenue Service Revenue Procedure 2000-37, as modified by Internal Revenue Procedure 2004-51 (or in either case, by one or more Wholly-Owned Subsidiaries thereof, singly or as tenants in common), which is a single purpose entity and has entered into an “exchange agreement” or a “qualified exchange accommodation agreement” with Parent, the Issuer or a Restricted Subsidiary in connection with the acquisition (or possible disposition) of such Property by the Issuer or a Restricted Subsidiary pursuant to, and intended to qualify for tax treatment under, Section 1031 of the Code.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acceptable Land Use Arrangements” means the provisions of any easement agreements, street dedications or vacations, entitlements, public and/or private utility easements, condominium documents, licenses, declarations of covenants, conditions and restrictions, and other similar provisions granted by the Issuer or its Subsidiaries which (a) now exist, (b) are permitted to be entered into under the terms of any leases related to the Issuer’s Real Property and which in the aggregate do not materially burden or impair the Fair Market Value or use of such Real Property for the purposes for which it is or may reasonably be expected to be held or (c) are similar arrangements that are permitted as to their form and substance pursuant to the terms of agreements governing any Secured Indebtedness permitted to be incurred hereunder.

“Acceptable Preferred Equity Interests” means Preferred Stock issued by a REIT Subsidiary which (i) shall be non-voting with respect to the election of the directors, (ii) shall have an aggregate liquidation value held by Persons other than the Issuer and its Subsidiaries of up to $150,000 (exclusive of any accrued and unpaid dividends and early redemption premiums) with respect to any one issuer and (iii) may have additional liquidation value held by the Issuer or any Restricted Subsidiary; provided that such Preferred Stock shall not receive aggregate dividends and distributions in excess of 15% of the initial aggregate liquidation value thereof (exclusive of any early redemption premiums or any distribution in respect of a redemption or purchase of such Acceptable Preferred Equity Interests made by the Issuer or any of its Subsidiaries) during any fiscal year of Parent.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 2.13 and 4.08 hereof, as part of the same series as the Initial Notes.

“Adjusted Total Assets” means, as of any date of determination, the sum of (1) Total Assets for the Test Period most recently ended on or prior to the date of determination; and (2) any increase in Total Assets following the end of such quarter determined on a Pro Forma Basis, including any Pro Forma increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Ancillary Agreements” has the meaning given to such term in the Distribution Agreement, with any amendments and modifications that are not adverse to the interests of the Holders in any material respect.

“Applicable Premium” means, with respect to any Note at any date of redemption, the greater of: (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (A) the present value at such date of redemption of (i) the redemption price of such Note at May 15, 2027, such redemption price being set forth in the table appearing in Section 3.07(b) hereof, plus (ii) all remaining required interest payments due on such Note through May 15, 2027 (excluding accrued but unpaid interest to but excluding the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the then outstanding principal amount of such Note, as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or verification of such calculation shall not be a duty or obligation of the Trustee.

“Applicable Procedures” means, with respect to any transfer or exchange of or for or notices to beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, exchange or notice.

“Asset Acquisition” means:

(1) an investment by the Issuer or its Restricted Subsidiaries in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Issuer or is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries; and

(2) an acquisition by the Issuer or any of its Restricted Subsidiaries from any other Person of Property.

“Asset Sale” means any sale, transfer or other disposition (each, a “disposition”), including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of any Property consisting of:

(1) all or any of the Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary);

(2) all or substantially all of the property or assets of an operating unit or line of business of the Issuer or any of its Restricted Subsidiaries; or

(3) any other property and assets of the Issuer or any of its Restricted Subsidiaries (other than Capital Stock of a Person that is not a Restricted Subsidiary) outside the ordinary course of business;

provided that the term “Asset Sale” will not include:

(A) any disposition of assets with a Fair Market Value, or involving Net Cash Proceeds to the Issuer or a Restricted Subsidiary, not in excess of the greater of $120.0 million and 3.0% of Adjusted Total Assets in any transaction or series of related transactions;

(B) the disposition of obsolete, surplus or worn out personal property, whether now owned or hereafter acquired, in the ordinary course of business and dispositions of personal property no longer used, useful or economically practicable to maintain in the conduct of the business of the Issuer or the Restricted Subsidiaries, and the termination or assignment of Contractual Obligations to the extent such termination or assignment does not materially impair the ability of the Issuer to make payments on the Notes (as determined in good faith by the Issuer);

(C) dispositions of inventory and other property or assets (including leases of Real Property) in the ordinary course of business;

(D) a Permitted Investment or a Restricted Payment that is permitted by Section 4.06 hereof;

(E) the creation of a Lien not prohibited by this Indenture and the disposition of assets resulting from the foreclosure upon a Lien;

(F) transactions involving sales of equipment or Real Property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such transaction are applied to the purchase price of such replacement property, in each case within 180 days of receiving the proceeds of such transaction;

(G) operating leases and subleases and similar arrangements of any real or personal property in the ordinary course of business (which for the avoidance of doubt, includes operating subleases) and leases or subleases not interfering in any material respect with the ordinary course of business of the Issuer or the Restricted Subsidiaries (which for the avoidance of doubt, includes operating subleases);

(H) the disposition of cash or Cash Equivalents;

(I) a disposition of all or substantially all the assets of the Issuer or any of its Restricted Subsidiaries in accordance with Section 5.01 or Section 10.04 hereof, as applicable;

(J) the sale of the Equity Interests or Indebtedness or other securities of an Unrestricted Subsidiary;

(K) sales of (x) assets hereafter acquired pursuant to an acquisition or Investment permitted under this Indenture which assets are not used or useful to the principal business of the Issuer or its Restricted Subsidiaries, or (y) any existing assets of the Issuer or its Restricted Subsidiaries which are divested in connection with an acquisition or Investment as required by applicable regulatory authorities;

(L) any Asset Sale by the Issuer or any of its Restricted Subsidiaries to the Issuer or any of its Restricted Subsidiaries; provided that if any of the applicable assets or properties is owned by the Issuer or any Subsidiary Guarantor, such Asset Sale must be made to the Issuer or any Subsidiary Guarantor;

(M) dispositions consisting of discounting or forgiveness of accounts receivable in the ordinary course of business or in connection with the compromise, settlement or collection thereof;

(N) (i) licenses or sublicenses of Intellectual Property made in the ordinary course of business or (ii) any abandonment of Intellectual Property rights which, in the reasonable good faith determination of the Issuer, are no longer used in or useful to the business of the Issuer and the Restricted Subsidiaries;

(O) (i) termination of leases and Swap Contracts in the ordinary course of business or otherwise upon the expiration thereof, (ii) the expiration of any option agreement in respect of real or personal property, (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims (including in tort) in the ordinary course of business, and (iv) any surrender of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(P) the voluntary unwinding of any Hedging Obligations;

(Q) any sale consisting of the grant of Acceptable Land Use Arrangements;

(R) dedications of, or the granting of easements, rights of way, rights of access and/or similar rights, to any Governmental Authority, utility providers, cable or other communication providers and/or other parties providing services or benefits to any project, any Real Property held by the Issuer or its Restricted Subsidiaries, the Issuer or the public at large that would not reasonably be expected to interfere in any material respect with the operations of the Issuer or its Restricted Subsidiaries;

(S) sales, transfers, leases or other dispositions contemplated by, pursuant to or in connection with the Distribution Agreement, any Ancillary Agreements or any other tax matters or tax sharing agreement, employee matters agreement, transition services agreement or other similar agreement;

(T) trade-ins or exchanges of equipment or other fixed assets in the ordinary course of business;

(U) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(V) (i) the lease, sublease or license of any portion of any project to Persons who, either directly or through Affiliates of such Persons, intend to operate or manage nightclubs, bars, restaurants, recreation areas, spas, pools, exercise or gym facilities, or entertainment or retail venues or similar or related establishments or facilities within such project and (ii) the grant of or entering into declarations of covenants, conditions and restrictions and/or easements and/or condominium documents with respect to common area spaces and similar instruments benefiting such tenants of such leases, subleases and licenses generally and/or entered into connection with a project;

(W) the dedication of space or other dispositions of undeveloped land for Fair Market Value in connection with and in furtherance of constructing structures or improvements reasonably related to the development, construction and operation of any project; provided that in each case, such dedication or other dispositions are in furtherance of, and do not materially impair or interfere with, the operations of the Issuer and its Restricted Subsidiaries;

(X) any disposition of Designated Non-cash Consideration; provided that such disposition increases the amount of Net Cash Proceeds of the Asset Sale that resulted in such Designated Non-cash Consideration;

(Y) any disposition of property or assets, or the issuance of securities, by a Subsidiary or the Issuer to another Subsidiary or the Issuer; provided that any disposition made by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or a Restricted Subsidiary, as applicable, shall be permitted only to the extent permitted as an Investment under the definition of “Permitted Investments” below; provided that if any of the applicable assets, properties or securities is owned by the Issuer or any Subsidiary Guarantor, such Asset Sale must be made to the Issuer or any Subsidiary Guarantor;

(Z) dispositions to any other Person of Acceptable Preferred Equity Interests;

(AA) sales of assets subject to a Tax Protection Agreement;

(BB) sales of non-core assets or Equity Interests of a Restricted Subsidiary that owns primarily non-core assets, in each case, that do not constitute hotel-oriented Real Property;

(CC) the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any related Permitted Warrant Transaction;

(DD) dispositions in connection with an exchange or swap of real property or other assets (or Equity Interests of a Subsidiary owning real property or other assets) to the extent replaced by real property or other assets (or Equity Interests of a Person owning real property or other assets) of equal or greater value (or, if for lesser value, such difference in value shall be deemed to be included in the aggregate limitation under clause (HH) below) in a transaction where the real property is covered by Section 1031 of the Code, or any comparable or successor provision regarding exchange of like property for use in a similar business or investment;

(EE) sales of Equity Interests in non-Wholly-Owned Subsidiaries and Joint Ventures pursuant to buy-sells, tag and drag along, and similar rights in the agreements governing such Subsidiaries and Joint Ventures;

(FF) surrenders or other dispositions of leasehold interests to the applicable lessor;

(GG) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Parent and its Subsidiaries; and

(HH) dispositions of any Property acquired after the Issue Date; provided that the aggregate amount of all asset sales under this clause (HH) shall not exceed the greater of $130.0 million and an amount equal to 3.3% of Adjusted Total Assets.

For purposes of determining compliance with this definition, in the event that any transaction (or any portion thereof) meets the criteria of more than one of the categories of permitted Asset Sales described in clauses (A) through (HH) above, the Issuer may, in its sole discretion, at the time of the Asset Sale, divide or classify such Asset Sale (or any portion thereof) under any clause under which the assets subject to such Asset Sale would then be permitted to be disposed pursuant to, and at any future time may divide, classify or reclassify such Asset Sale (or any portion thereof) under any clause under which it would be permitted to be disposed of at such later time, and in each case will only be required to include the amount and type of such Asset Sale in one or more of the above clauses.

“Asset Sale Offer to Purchase” means an Offer to Purchase in connection with an Asset Sale.

“Average Life” means at any date of determination with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products obtained by multiplying:

(A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

(B) the amount of such principal payment; by

(2) the sum of all such principal payments.

“Bankruptcy Law” means Title 11 of the U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The term “Beneficially Owns” has a corresponding meaning.

“Board of Directors” means:

(1) with respect to the Issuer, its board of managers or its managing member, as applicable;

(2) with respect to Parent, its board of directors; and

(3) with respect to any other Person, (A) if the Person is a corporation, the board of directors of the corporation, (B) if the Person is a partnership, the board of directors of the general partner of the partnership, (C) if the Person is a member managed limited liability company, the board of directors of its managing member, and (D) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of a company (or if such company is a partnership or limited liability company and does not have a secretary or assistant secretary, the secretary or assistant secretary of its general partner or managing member) to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certificate, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law or regulation to close in the State of New York or, with respect to any payments to be made under this Indenture, the place of payment.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Markets Indebtedness” means any Indebtedness having an aggregate outstanding principal amount in excess of $100.0 million, consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the Commission or (c) a private placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under the XHR Loan Documents or other commercial bank facilities or similar Indebtedness, Sale and Leaseback Transaction, Finance Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred, in each case, in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter.

“Capitalized Loan Fees” means, with respect to any Person, and with respect to any period, any upfront, closing or similar fees paid in connection with the incurrence or refinancing of Indebtedness during such period that are capitalized on the balance sheet of such Person.

“Cash Equivalents” means any of the following types of Investments:

(1) Government Securities due within one year after the date of the making of the Investment;

(2) readily marketable direct obligations of any state of the United States or any political subdivision of any such state or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least A2 by Moody’s or A by S&P or Fitch in each case due within one year from the making of the Investment;

(3) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (7) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(4) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by any bank incorporated under the laws of the United States, any state thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

(5) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of a bank incorporated under the laws of any jurisdiction outside the United States having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

(6) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Exchange Act having on the date of the Investment capital of at least $500,000,000, due within 365 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a “primary dealer” in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

(7) commercial paper issued by any Person organized under the laws of the United States, any state thereof or the District of Columbia and having one of the two highest ratings obtainable from Moody’s, S&P or Fitch, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(8) “money market preferred stock” issued by a corporation incorporated under the laws of the United States, any state thereof or the District of Columbia (i) given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P or Fitch, in each case having an investment period not exceeding 365 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a lender or a bank described in clauses (3) or (4) above;

(9) a readily redeemable “money market mutual fund” sponsored by a bank described in clause (4) or (5) above, or a registered broker or dealer described in clause (6) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (1) through (8) hereof and given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P or Fitch;

(10) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the laws of the United States, any state thereof or the District of Columbia, or a participation interest therein; provided that any commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least A2 by Moody’s and A by S&P or Fitch; and

(11) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from Moody’s, S&P or Fitch, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (1), (3) and (7) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means (a) any Person that, at the time it enters into a Cash Management Agreement, is a lender or an Affiliate of a lender or the administrative agent or an Affiliate of the administrative agent under any Credit Facilities, in its capacity as a party to such Cash Management Agreement and (b) any Person that, at the time it, or its Affiliate, became a lender or the administrative agent under any Credit Facilities, was a party to a Cash Management Agreement.

“Change of Control” means the occurrence of any of the following:

(1) Any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act (but excluding (i) any employee benefit plan of the Issuer or its Subsidiaries, any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan or (ii) any Person formed as a holding company for Parent (in a transaction where the Voting Stock of Parent outstanding prior to such transaction is converted into or exchanged for the Voting Stock of the surviving or transferee Person constituting all or substantially all of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance))));

(2) Any person or “Person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50.0% of the equity securities of Parent entitled to vote for members of the Board of Directors or equivalent governing body of Parent; or

(3) Parent (or a Wholly-Owned Subsidiary of Parent) shall cease to either (x) directly or indirectly own a majority of the common Equity Interests of the Issuer or (y) have the sole and exclusive power to exercise all management and control over the Issuer.

Notwithstanding the foregoing: (A) any holding company, all or substantially all of the assets of which are comprised of the equity securities of Parent, shall not itself be considered a “Person” or “group” for these purposes (provided that no “Person” or “group” Beneficially Owns, directly or indirectly, more than 50.0% of the voting equity securities of such holding company), and (B) the transfer of assets between or among the Issuer’s Restricted Subsidiaries and the Issuer shall not constitute a Change of Control.

“Change of Control Offer to Purchase” means an Offer to Purchase in connection with a Change of Control Triggering Event.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of common stock.

“Consolidated EBITDA” means, with respect to a Person for any period and without duplication, the sum of:

(1)

net income or loss of Parent, the Issuer and their subsidiaries on a consolidated basis determined in accordance with GAAP (excluding losses attributable to the sale or other disposition of assets and straight-line rents) for such period; plus:

(2)	the following to the extent deducted in computing such consolidated net income or loss for such period:

(A)	Consolidated Interest Expense for such period,

(B)	the provision for federal, state, local and foreign income taxes payable,

(C)	depreciation and amortization for such period,

(D)

extraordinary or non-recurring items, including, without limitation, gains, losses, charges or expenses from the sale or marketing for sale of operating Properties, early extinguishment of Indebtedness (including prepayment premiums), and transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP,

(E)	other non-cash charges for such period, and

(F)	all losses attributable to the sale or other disposition of assets in such period; minus

(3)	to the extent included in computing such consolidated net income or loss for such period, all gains attributable to the sale or other disposition of assets or debt restructurings in such period;

provided that all of the foregoing shall be adjusted to include the pro rata share of Parent, the Issuer and their subsidiaries on a consolidated basis of the net income or loss of all Investment Affiliates for such period, determined and adjusted in the same manner as provided above in this definition with respect to the net income or loss of Parent, the Issuer and their subsidiaries on a consolidated basis.

“Consolidated Fixed Charges” means or any period, without duplication, the sum of (a) Consolidated Interest Expense for such period, plus (b) the aggregate amount of scheduled principal payments attributable to Total Indebtedness (excluding optional prepayments and scheduled principal payments due on maturity of any such Indebtedness) required to be made during such period by Parent, the Issuer or any of their consolidated subsidiaries, plus (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which Parent, the Issuer or any of their subsidiaries is liable and (y) the pro rata share of Parent, the Issuer and such subsidiaries on a consolidated basis of such Investment Affiliate, plus (d) payments of dividends in cash on Disqualified Stock or Preferred Stock of the Issuer and/or any Restricted Subsidiary made during such period, to the extent paid to a Person that is not the Issuer or a Restricted Subsidiary (including, for the avoidance of doubt, the payment of dividends or distributions by the Issuer or any Restricted Subsidiary to Parent (or any other

Parent Entity) to provide Parent (or any such Parent Entity) with the cash necessary to make such payments or distributions on its own Preferred Stock), plus (e) all rental payments due and payable with respect to such period underground leases of any properties at which Parent, the Issuer and/or any of such subsidiaries are tenants.

“Consolidated Interest Expense” means, for any period for Parent, the Issuer and their subsidiaries, the sum (without duplication) for such period of: (i) total interest expense, whether paid or accrued, of Parent, the Issuer and such subsidiaries, including, to the extent not capitalized, fees payable to lenders or holders in connection with the Notes and other Indebtedness permitted by this Indenture, charges in respect of letters of credit and the portion of any Capital Lease Obligations allocable to interest expense, including Parent’s, the Issuer’s and such subsidiaries’ share of interest expenses in Joint Ventures but excluding amortization or write-off of debt discount and expense, (ii) amortization of costs related to interest rate protection contracts and rate buydowns, (iii) capitalized interest, (iv) amortization of Capitalized Loan Fees of Parent, the Issuer and such subsidiaries and (v) to the extent not included in clauses (i), (ii), (iii) and (iv), each of Parent’s, the Issuer’s and such subsidiaries’ pro rata share of all interest expense and other amounts of the type referred to in such clauses of any Investment Affiliate.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any contractual obligation to which such Person is a party or by which it or any of its Property is bound or subject.

“Convertible Indebtedness” means Indebtedness of the Issuer or Parent (which may be Guaranteed by the Subsidiary Guarantors) permitted to be Incurred under the terms of this Indenture that is (1) either (a) convertible into Common Stock of Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Common Stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for Common Stock of Parent and/or cash (in an amount determined by reference to the price of such Common Stock) and (2) subordinated to the Notes and all Obligations with respect to the Notes on terms customary at the time for convertible subordinated debt securities.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

“Credit Facilities” means one or more debt facilities (including the XHR Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Currency Agreement” means any agreement or arrangement designed to protect against fluctuations in currency exchange rates.

“Custodian” means the Trustee, as custodian for the Depositary or its nominee with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration by an Officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption, payment or collection of, on or with respect to such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock by the Issuer on the issuance date thereof, and the cash proceeds of which are excluded from the calculation set forth in Section 4.06(a)(C) hereof.

“Development/Redevelopment Property” means at any time a Property that upon completion will constitute an Income Property and that is currently under development or major redevelopment and not an operating property during such development or major redevelopment and on which the improvements related to the development or major redevelopment have not been completed. The term “Development/Redevelopment Property” shall include real property of the type described in the immediately preceding sentence that satisfies both of the following conditions: (i) it is to be (but has not yet been) acquired by the Issuer, any Subsidiary or any Joint Venture upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition and (ii) a third party is developing or redeveloping such property using the proceeds of a loan that is Guaranteed by, or is otherwise recourse to, the Issuer, any Subsidiary or any Joint Venture. A Development/Redevelopment Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property has been substantially completed for at least four (4) full Fiscal Quarters shall cease to constitute a Development/Redevelopment Property.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable or redeemable at the sole option of the holder thereof (other than upon a sale of assets or a change of control that constitutes an Asset Sale or a Change of Control Triggering Event and is subject to the prior repurchase of the Notes), pursuant to a sinking fund obligation or otherwise or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the Notes (in each case, other than Capital Stock which is redeemable solely in exchange for any Equity Interest that is not Disqualified Stock and cash in lieu of fractional shares).

“Distribution Agreement” means that certain Separation and Distribution Agreement, dated as of January 20, 2015, by and between Inland American Real Estate Trust, Inc. (n/k/a InvenTrust Properties Corp.) and Parent.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering of Equity Interests (other than Disqualified Stock or Designated Preferred Stock) of (1) the Issuer or (2) Parent; provided that the net proceeds of any such public or private offering by Parent are (or are contemplated to be in the event unsuccessful) contributed by Parent to the Equity Interests (other than Disqualified Stock or Designated Preferred Stock) of the Issuer.

“Equity Value” means, as of the end of the most recent fiscal quarter of Parent for which financial statements are available, with respect to any Real Estate Asset of the Issuer or any of its Subsidiaries (or the Issuer’s or its Subsidiary’s pro rata share thereof, for any Real Estate Assets that are not wholly-owned by the Issuer or a Wholly-Owned Subsidiary of the Issuer), the sum of (a) undepreciated book value, after any impairments, of such Real Estate Asset minus (b) the then outstanding principal amount of Indebtedness secured by a Lien on such Real Estate Asset, if any.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Contribution” means the net cash proceeds, or the Fair Market Value of property or assets, received by the Issuer as a contribution to the Issuer’s common equity after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case if designated by the Issuer as an Excluded Contribution and as determined in good faith by the Issuer and not previously included in the calculations set forth in Section 4.06(a)(C)(ii)(a) and Section 4.06(a)(C)(ii)(b) hereof, for purposes of determining whether a Restricted Payment may be made.

“Existing 2025 Notes” means the $500,000,000 aggregate principal amount of 6.375% senior notes due 2025 issued by the Issuer (of which $300,000,000 aggregate principal amount was issued on August 18, 2020 and $200,000,000 aggregate principal amount was issued on October 20, 2020).

“Existing 2025 Notes Indenture” means the Indenture, dated as of August 18, 2020, among the Issuer, the guarantors party thereto and the Existing 2025 Notes Trustee relating to the Existing 2025 Notes.

“Existing 2025 Notes Trustee” means Wilmington Trust, National Association, as trustee for the holders of the Existing 2025 Notes.

“Existing 2029 Notes” means the $500,000,000 aggregate principal amount of 4.875% senior notes due 2029 issued by the Issuer.

“Existing 2029 Notes Indenture” means the Indenture, dated as of May 27, 2021, among the Issuer, the guarantors party thereto and the Existing 2029 Notes Trustee relating to the Existing 2029 Notes.

“Existing 2029 Notes Trustee” means Wilmington Trust, National Association, as trustee for the holders of the Existing 2029 Notes.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction under the applicable circumstances, as determined in good faith by the Issuer.

“Finance Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of such Person as lessee that is required to be classified and accounted for as a finance lease in accordance with GAAP; provided that for the avoidance of doubt, any lease that is accounted for by any Person as an operating lease as of the Issue Date and any Similar Lease entered into after the Issue Date by any Person may, in the sole discretion of the Issuer, be treated as an operating lease and not a Finance Lease; and provided, further, that any ground lease or similar obligation will be deemed not to be a Finance Lease.

“Finance Lease Obligations” means the liability under a Finance Lease as reflected on the balance sheet of such Person in accordance with GAAP.

“Fiscal Quarter” means the fiscal quarter of Parent consisting of the three calendar month periods ending on each March 31, June 30, September 30 and December 31.

“Fiscal Year” means the fiscal year of Parent consisting of the twelve-month period ending on each December 31.

“Fitch” means Fitch Ratings Inc. and its successors.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (1) the aggregate amount of Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the period of four Fiscal Quarters ending on or most recently ended prior to such date to (2) Consolidated Fixed Charges of the Issuer and its Restricted Subsidiaries for such period.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States, any state thereof or the District of Columbia.

“Franchise Agreement” means an agreement permitting the use of the applicable hotel brand name, hotel system trademarks, trade names and/or any related rights in connection with the ownership or operation of a Property or Properties (including any associated owners’ agreement but excluding any Management Agreement).

“Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person for such period determined on a consolidated basis in accordance with GAAP minus (or plus) (b) gains (or losses) from debt restructuring and sales of property during such period plus (c) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period plus (d) impairment write-downs of (i) real estate assets and related personal property, (ii) investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate and related personal property held by the entity and (iii) goodwill associated with real estate assets minus (or plus) (e) gains (or losses) required to be recognized under GAAP from a change of control of real estate assets in which such Person or its Subsidiaries retain a partial interest minus (or plus) (f) non-cash charges in connection with share-based compensation expense and the early extinguishment of Indebtedness (including prepayment premiums), all after adjustment for Joint Ventures. Adjustments for Joint Ventures will be calculated to reflect Funds From Operations on the same basis. Except as provided for above, for purposes of this Indenture, Funds From Operations shall be calculated consistent with the White Paper on Funds From Operations, dated December 2018, issued by National Association of Real Estate Investment Trusts, Inc., but without giving effect to any supplements, amendments or other modifications promulgated after the Issue Date.

“GAAP” means accounting principles generally accepted in the United States, consistently applied, as in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(d)(3) hereof.

“Government Securities” means readily marketable (a) direct full faith and credit obligations of the United States or obligations guaranteed by the full faith and credit of the United States and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States that are generally considered in the securities industry to be implicit obligations of the United States.

“Governmental Authority” means any government or political subdivision of the United States or any other country, whether national, federal, state, provincial, local or otherwise, or any agency, authority, board, bureau, central bank, commission, department, municipality or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person; or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means the Subsidiary Guarantors and Parent, in its capacity as providing a Note Guarantee.

“Hedge Agreement” means any Swap Contract permitted by this Indenture that is entered into by and between the Issuer or any Subsidiary Guarantor and any Hedge Bank.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract, is a lender or an Affiliate of a lender or the administrative agent or an Affiliate of the administrative agent under any Credit Facilities, in its capacity as a party to such Swap Contract.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Income Property” means any Property comprised of a hotel and/or hotel business or an operating business or facility ancillary to a hotel or hotel business (including without limitation, laundry services, employee housing, retail, parking, golf courses, docking facilities and spa facilities). “Income Property” shall not include any Development/Redevelopment Property or undeveloped land. Each Income Property shall continue to be classified as an Income Property under this Indenture until the Issuer reclassifies such Income Property as a Development/Redevelopment Property for purposes of this Indenture, upon and after which such property shall be classified as Development/Redevelopment Property under this Indenture.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, such Indebtedness; provided that any premiums, interest (including post-petition interest and payment-in-kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness permitted under this Indenture will not be considered to be an Incurrence of Indebtedness. The terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all obligations of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(3) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person;

(4) all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding (i) trade accounts payable and accrued obligations incurred in the ordinary course of business or other accounts payable in the ordinary course of business in accordance with ordinary trade terms, (ii) financing of insurance premiums and (iii) any earn-out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP);

(5) all Indebtedness of others to the extent secured by any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that if such obligations have not been assumed, the amount of such Indebtedness included for the purposes of this definition will be the amount equal to the lesser of the Fair Market Value of such Property and the amount of the Indebtedness secured;

(6) with respect to any Finance Leases of such Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP;

(7) the net amount of the obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (including Swap Contracts);

(8) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, except obligations in respect of letters of credit issued in support of obligations not otherwise constituting Indebtedness shall not constitute Indebtedness except to the extent such letter of credit is drawn and not reimbursed within 10 Business Days;

(9) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (other than Acceptable Preferred Equity Interests (or the portion thereof) held by Persons other than the Issuer and its Subsidiaries in an aggregate liquidation preference of less than or equal to $10.0 million at any time outstanding and excluding, in each case, any accrued dividends); and

(10) all Guarantees of such Person in respect of Indebtedness of others of the kinds referred to in clauses (1) through (9) above (other than, for the avoidance of doubt, in connection with any completion guarantee);

provided that Indebtedness shall not include any obligations in respect of indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds, in each case securing any such obligations of the Issuer or any of the Restricted Subsidiaries, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) in a principal amount not in excess of the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and the Restricted Subsidiaries on a consolidated basis in connection with such disposition.

The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner unless recourse is limited, in which case the amount of such Indebtedness shall be the amount such Person is liable therefor (except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor). The amount of Indebtedness of the type described in clause (4) above shall be calculated based on the net present value thereof. The amount of Indebtedness of the type referred to in clause (7) above of any Person shall be zero unless and until such Indebtedness becomes due, in which case the amount of such Indebtedness shall be the amount due that is payable by such Person. For the avoidance of doubt, it is understood and agreed that (x) any obligations of such Person in respect of Cash Management Agreements, (y) any obligations of such Person in respect of employee, consultant or independent contractor deferred compensation and benefit plans and (z) any obligations of such Person in respect of taxes, assessments, governmental charges, levies or distribution requirements to shareholders under applicable REIT requirements under the Code shall not constitute Indebtedness. For all purposes with respect to this definition, the term “Indebtedness” of the Issuer and its Restricted Subsidiaries shall exclude (i) intercompany liabilities arising from or associated with cash management, tax, or accounting operations and made in the ordinary course of business, (ii) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business and (iii) Permitted Non-Recourse Guarantees.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $400,000,000 in aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Intellectual Property” means patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, URLs, copyrights, computer software, trade secrets, know-how and processes.

“Interest Rate Agreement” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement or interest rate collar agreement and any other agreement or arrangement designed to manage interest rates or interest rate risk.

“Investment” means any (i) direct or indirect advance, loan or other extension of credit to another Person (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Issuer and the Restricted Subsidiaries, and residual liabilities with respect to assigned leaseholds incurred in the ordinary course of business), (ii) capital contribution to another Person (by means of any transfer of cash or other property (tangible or intangible) to such Person or any payment for property or services solely for the account or use of such Person, or otherwise), or (iii) purchase or acquisition of Equity Interests, bonds, notes, debentures or other similar instruments issued by another Person, and will include:

(1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2) the Fair Market Value of the Equity Interests (and any other Investment), held by the Issuer or any of the Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary will be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.06 hereof:

(A) “Investment” will include the portion (proportional to the Issuer’s Equity Interest in such Subsidiary) of the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(B) the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary will be considered a reduction in outstanding Investments; and

(C) any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

“Investment Affiliate” means any unconsolidated subsidiary or Joint Venture of Parent, the Issuer and their consolidated subsidiaries.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or Fitch.

“Issue Date” means the date the Initial Notes are originally issued, which is November 25, 2024.

“Issuer Operating Agreement” means the operating agreement of the Issuer as in effect on the Issue Date, as the same may be amended from time to time (including to admit additional members thereto from time to time).

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

“Limited Condition Transaction” means any acquisition or other Investment permitted under this Indenture and any related incurrence of Indebtedness by the Issuer or any Restricted Subsidiary whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Management Agreement” means any agreement entered into by Parent, the Issuer or any of its Restricted Subsidiaries under which it engages a Person to advise it with respect to the management of a given Property or Properties and/or to manage a given Property or Properties (including any associated owner’s agreement).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds received by the Issuer or any Restricted Subsidiary as a result of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, without duplication, net of: (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers and title and recording and transfer taxes) related to such Asset Sale; (ii) provisions for all taxes actually paid or payable as a result of such Asset Sale by any Parent Entity, the Issuer and the Restricted Subsidiaries, taken as a whole, as reasonably determined by Parent (and taking into account whether any such sale qualifies for non-recognition treatment under Section 1031 of the Code and further taking into account any distributions contemplated by clause (iii) below), including (without duplication) taxes that would have been payable as a result of such Asset Sale by any Parent Entity, the Issuer and the Restricted Subsidiaries if all Parent Entities, the Issuer and each Restricted Subsidiary in which the Issuer owns less than 100% of the interests were taxable as a corporation or as a REIT for federal, state and local income tax purposes, whichever is greater, and, in each case, without taking into account any deductions, credits or other tax attributes that are not related to such Asset Sale, and at the highest rate that would be applicable to such entity at such time; (iii) distributions to any REIT Entity, in an amount not to exceed the reasonably estimated net capital gain recognized by such REIT Entity as a result of such Asset Sale, in order for such REIT Entity to pay a capital gain dividend within the meaning of Section 857(b)(3)(B) of the Code in respect of such Asset Sale; (iv) all payments made to repay Indebtedness outstanding at the time of such Asset Sale that either (A) is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets or (B) is required, by its terms or by applicable law, to be repaid out of the proceeds from such Asset Sale; (v) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale; (vi) any portion of the purchase price from such Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided, however, that upon the termination of that escrow, Net Cash Proceeds shall be increased by any portion of funds in the escrow that are released to the Issuer or any Restricted Subsidiary; (vii) amounts reserved by the Issuer and the Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and (viii) any payments required under Tax Protection Agreements as a result of such Asset Sale.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Non-Recourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness; provided, however, except with respect to Indebtedness of any Subsidiary Guarantor, such Indebtedness may be recourse to the Person or Persons that own the assets encumbered by the Lien securing such Indebtedness so long as (x) such Person or Persons do not own any assets that are not subject to such Lien (other than assets customarily excluded from an all assets financing) and (y) in the event such Person or Persons directly or indirectly own Equity Interests in any other Person, all assets of such Person or Persons (other than assets customarily excluded from an all assets financing) are also encumbered by the Lien securing such financing.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means a Guarantee of the Notes by the Parent and the Subsidiary Guarantors.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer to Purchase” means an offer by the Issuer to purchase Notes from the Holders commenced by delivering a notice to the Trustee and each Holder stating:

(1) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which will be a Business Day no earlier than 10 days nor later than 60 days from the date such notice is sent) (“Payment Date”);

(3) that any Note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Issuer defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase will cease to accrue interest on and after the Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice or, in the case of a Note in global form registered in the name of the Depositary or its nominee, in accordance with the Depositary’s Applicable Procedures, in each case prior to the close of business on the Business Day immediately preceding the Payment Date;

(6) that Holders will be entitled to withdraw their election (in the case of Notes in global form registered in the name of the Depositary or its nominee in accordance with the Depositary’s Applicable Procedures), so long as such withdrawal is effected prior to the close of business on the third Business Day immediately preceding the Payment Date, or if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile, PDF or other electronic transmission or letter or an instruction to the Depositary, as applicable, setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued will be in a principal amount of $2,000 and any higher integral multiple of $1,000 thereof.

“Offering Memorandum” means the final offering memorandum dated November 12, 2024 relating to the offering of the Initial Notes by the Issuer.

“Officer” means, with respect to any Person, (a) the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the General Counsel, the Secretary, or the Assistant Secretary of such Person, or (b) if such Person is a limited or general partnership or limited liability company, the persons holding the positions set forth in clause (a) of such Person or any direct or indirect general partner or managing member of such Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer that meets the requirements of Section 12.04 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.04 hereof. The counsel may be an employee of or counsel to Parent, the Issuer or any Subsidiary of the Issuer.

“Overdraft Line” means Indebtedness with respect to overdraft protections (including, but not limited to, intraday, ACH and purchasing card/T&E services), established for any of the Issuer and its Restricted Subsidiaries’ ordinary course of operations, which Indebtedness may be secured.

“Parent” means Xenia Hotels & Resorts, Inc. and its permitted successors and assigns.

“Parent Entity” means Parent and any other direct or indirect parent of the Issuer.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Payment Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on a Parent Entity’s Common Stock purchased by the Issuer in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Issuer from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Issuer from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Government Revenue Bond Indebtedness” means revenue bonds issued by a state or local government or an agency, authority or other instrumentality thereof, the proceeds of which are used to finance or refinance the acquisition, construction, equipping or improvement of facilities or property used in a Related Business or public infrastructure improvements related thereto, and any deferred lease obligation of the Issuer or any of its Restricted Subsidiaries relating thereto; provided, that (a) such revenue bonds are non-recourse to the Issuer and any of its Restricted Subsidiaries (unless and to the extent the Issuer or a Restricted Subsidiary is the holder of such bonds), and (b) the principal of, interest on or costs relating to such revenue bonds are payable solely from (i) proceeds of such bonds, (ii) all or an incremental portion of sales, use, lodgers’, property and other generally applicable taxes (not including income taxes), whether generated by or levied on such facilities or property or the activities and business conducted thereon or upon property located in a broader area, (iii) reserve funds created with proceeds of such bonds or with revenues described in (ii), (iv) a general or “moral obligation” pledge of a state or local government or agency, authority or other instrumentality thereof, or (v) if Parent, the Issuer or a Restricted Subsidiary is the holder of such bonds, payments made by the Issuer or a Restricted Subsidiary.

“Permitted Investment” means:

(1) cash or Cash Equivalents;

(2) loans or advances to officers, directors and employees of the Issuer or its Restricted Subsidiaries (i) in the ordinary course of business for travel, entertainment, relocation and analogous ordinary business purposes, (ii) in respect of payroll payments and expenses in the ordinary course of business, (iii) in connection with such Person’s purchase of Equity Interests of the Issuer (or its direct or indirect parent) solely to the extent that the amount of such loan and advances shall be contributed to the Issuer in cash as common equity, and (iv) in connection with the payment of statutory minimum federal and state income tax obligations associated with the vesting of shares of restricted common equity of the Issuer or Parent issued under stock incentive plans;

(3) (i) Investments by the Issuer or any Subsidiary Guarantor in the Issuer or any Subsidiary Guarantor, as applicable, (ii) Investments by Restricted Subsidiaries that are not Subsidiary Guarantors in other Restricted Subsidiaries that are not Subsidiary Guarantors, (iii) Investments by the Issuer or any Subsidiary Guarantor in Restricted Subsidiaries that are not Subsidiary Guarantors, and (iv) Investments by Restricted Subsidiaries that are not Subsidiary Guarantors in the Issuer or any Subsidiary Guarantor;

(4) (i) Investments consisting of extensions of credit in the nature of accounts receivable, notes receivable or other advances (including letters of credit and cash collateral) arising from the grant of trade credit or similar arrangements with suppliers, distributors, tenants, licensors or licensees in the ordinary course of business, (ii) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (iii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of delinquent or overdue accounts in the ordinary course of business;

(5) an Investment in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Issuer or any Restricted Subsidiary;

(6) Guarantees of Indebtedness permitted to be Incurred by the Issuer or any of its Restricted Subsidiaries pursuant to Section 4.08 hereof;

(7) Investments in any Person or Persons owning or leasing Income Properties and other Property ancillary or reasonably related to such Income Properties (including, without duplication, Investments with respect to Indebtedness secured by any such Property);

(8) Investments made substantially contemporaneously with the issuance by Parent, the Issuer or any of its Restricted Subsidiaries of any Convertible Indebtedness in derivative securities or similar products purchased by Parent, the Issuer or any of its Restricted Subsidiaries in connection therewith linked to Equity Interests underlying such Convertible Indebtedness;

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any Parent Entity; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.06(a)(C) hereof;

(10) Investments in tenants and property managers in the ordinary course of business, to the extent the proceeds thereof are used for tenant improvements;

(11) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.09 hereof or any disposition of assets or rights not constituting an Asset Sale by reason of one or more of the exclusions contained in the definition thereof;

(12) an Investment in the Issuer, a Restricted Subsidiary or in a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to the Issuer or any of its Restricted Subsidiaries and any Investment of such Person that becomes a Restricted Subsidiary which existed at the time such Person became a Restricted Subsidiary and was not created in anticipation or contemplation thereof;

(13) obligations of the Issuer or any of its Restricted Subsidiaries with respect to indemnifications of title insurance companies issuing title insurance policies in relation to construction Liens;

(14) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(15) Guarantees by the Issuer or any of its Restricted Subsidiaries of ground leases or operating leases (other than Finance Leases) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Issuer or any such Restricted Subsidiary;

(16) operating leases and subleases of any real or personal property in the ordinary course of business;

(17) Permitted Bond Hedge Transactions which constitute Investments and Investments in Swap Contracts permitted pursuant to Section 4.08(d)(6) hereof;

(18) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(19) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Issuer or any of its Restricted Subsidiaries or in the ordinary course of business;

(20) entering into Permitted Non-Recourse Guarantees (it being understood that any payments or other transfers made pursuant to such Permitted Non-Recourse Guarantees will not be permitted by this clause (20));

(21) Investments in Joint Ventures and Unrestricted Subsidiaries from and after the Issue Date (i) so long as, immediately after giving effect to any such Investment on a Pro Forma Basis, the ratio of consolidated Indebtedness of the Issuer and its Restricted Subsidiaries to Consolidated EBITDA would not exceed 5.50 to 1.00, or (ii) not in excess of the greater of $160.0 million and 4.0% of Adjusted Total Assets at any time outstanding;

(22) any Investment (i) deemed to exist as a result of a Restricted Subsidiary that is not a Subsidiary Guarantor distributing a note or other intercompany debt to a parent of such Subsidiary that is the Issuer or a Subsidiary Guarantor (to the extent there is no cash consideration or services rendered for such note), (ii) consisting of intercompany current liabilities in connection with the cash management, tax and accounting operations of the Issuer or any of its Restricted Subsidiaries or (iii) consisting of intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-overs or extensions of terms) and made in the ordinary course of business;

(23) Investments consisting of (i) loans and other extensions of credit to contractors in the ordinary course of business in order to facilitate the purchase of machinery and tools by such contractors or (ii) loans and other extensions of credit to owners and lessors of Property so long as the proceeds thereof are used to develop such Property and such Property is intended to be acquired by the Issuer or its Restricted Subsidiaries (or the Issuer or its Restricted Subsidiaries has entered into a binding agreement to acquire such property);

(24) Investments consisting of the ownership interest in, or the transfer of (whether by a contribution or otherwise) undeveloped land to, an Unrestricted Subsidiary or Joint Venture formed for the purpose of developing such undeveloped land in an amount invested from and after the Issue Date not to exceed the greater of (x) $130.0 million and (y) 3.3% of Adjusted Total Assets in the aggregate at any time outstanding;

(25) any Investment of the Issuer or any of its Restricted Subsidiaries existing on, or made pursuant to binding commitments existing on, the Issue Date, including, without limitation, in connection with Joint Venture agreements existing on the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent such extension, modification or renewal does not involve additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment, or commitment, as in effect on the Issue Date;

(26) any Investment in secured notes, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such Investment relates directly or indirectly to any Related Businesses or businesses attached or appurtenant thereto, in an amount invested from and after the Issue Date not to exceed the greater of $100.0 million and 2.5% of Adjusted Total Assets in the aggregate at any time outstanding; provided that such Investments, together with Permitted Investments made in reliance on clause (27) below, shall not exceed 5.0% of Adjusted Total Assets in the aggregate at any one time outstanding; provided, further, that in the event such Investment is made in secured notes, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments of any Affiliate of the Issuer or its Restricted Subsidiary, the Issuer or such Restricted Subsidiary shall not consent to any amendment, modification, waiver, consent or other action with respect to any of the terms of such instruments or otherwise act on any matter related to any such instrument in its capacity as a creditor;

(27) Investments in mortgage loans secured by a first priority senior mortgage, deed of trust, deed to secure debt or similar real property security instrument granted to the Issuer or a Subsidiary Guarantor (i) encumbering real estate and improvements thereon and (ii) upon which no other lien exists except for liens for unpaid taxes, assessments and the like, not yet due and payable and liens on equipment and the like owned or leased by the mortgagor, consisting of purchase money liens or liens on capital leases, in an amount, together with Permitted Investments made in reliance on clause (26) above, not to exceed 5.0% of Adjusted Total Assets in the aggregate at any one time outstanding;

(28) Investments arising as a result of a Sale and Leaseback Transaction; and

(29) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken with all other Investments made pursuant to this clause (29) from and after the Issue Date at any time outstanding does not exceed the greater of $315.0 million and an amount equal to 8.0% of Adjusted Total Assets as of the date any such Investment is made.

“Permitted Liens” means:

(1) Liens on any assets (including real or personal property) of the Issuer and any Restricted Subsidiary securing Indebtedness and other Obligations permitted to be incurred pursuant to Sections 4.08(b) and (c) hereof;

(2) inchoate Liens incident to construction on or maintenance of Property, or Liens incident to construction on or maintenance of Property now or hereafter filed or recorded for which adequate reserves have been established in accordance with GAAP (or deposits made pursuant to applicable law or bonds obtained from reputable insurance companies) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment; provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

(3) Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property that are being contested in good faith by appropriate proceedings and have not proceeded to judgment, and for which adequate reserves have been set aside to the extent required by GAAP;

(4) Liens with respect to minor defects and irregularities in title to any Property, which individually or in the aggregate do not materially impair or burden the Fair Market Value or use of the subject Property for the purposes for which it is or may reasonably be expected to be held;

(5) easements, exceptions, reservations, condominium documents or other agreements or documents for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, traffic signals, drainage, irrigation, water, electricity and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, facilities, or equipment which individually or in the aggregate do not materially burden or impair the Fair Market Value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

(6) easements, exceptions, reservations, condominium documents or other agreements or documents for the purpose of facilitating the joint or common use of Property in or adjacent to a neighboring development, timeshare or residential property, shopping center, office building, utility company, public facility or other projects affecting Property which individually or in the aggregate do not materially burden or impair the Fair Market Value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

(7) rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, the use or development of any Property or any right, power, franchise, grant, license or permit;

(8) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

(9) statutory Liens, other than those described in clause (2) or (3) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith; provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

(10) covenants, conditions, and restrictions affecting the use of Property which individually or in the aggregate do not materially impair or burden the Fair Market Value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

(11) rights of tenants and landlords under leases (including ground leases) and rental agreements covering Property, managers under Management Agreements and franchisors under Franchise Agreements;

(12) Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws, unemployment insurance and other social security laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(13) rights of (i) other condominium owners or associations arising under condominium documents or (ii) timeshare owners or associations where a Property has a timeshare component;

(14) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which the Issuer or a Restricted Subsidiary is a party as lessee;

(15) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidencing an extension of credit to the depositor);

(16) Liens (i) consisting of any right of offset, or statutory bankers’ lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers’ lien, (ii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attached to brokerage accounts in the ordinary course of business and not for speculative purposes or (iii) constituting or otherwise securing obligations owing under any treasury, depository, overdraft or other Cash Management Agreements, cash pooling agreements with hotel management companies or other arrangements;

(17) Liens consisting of deposits of Property and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Finance Leases), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business;

(18) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which the Issuer or a Restricted Subsidiary is a party, and any other Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(19) Liens created by or resulting from any litigation or legal proceeding involving the Issuer or a Restricted Subsidiary which is currently being contested in good faith by appropriate proceedings; provided that adequate reserves have been set aside by the Issuer or relevant Restricted Subsidiary and no material Property is subject to a material risk of loss or forfeiture;

(20) non-consensual Liens not incurred in connection with an extension of credit that do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of the Issuer and its Restricted Subsidiaries, taken as a whole;

(21) Liens arising under laws involving the sale, distribution and possession of alcoholic beverages;

(22) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(23) Liens arising from precautionary UCC financing statements filings regarding operating leases or consignment of goods entered into in the ordinary course of business;

(24) Liens on cash, Cash Equivalents or other property deposited to discharge, redeem or defease Indebtedness;

(25) (i) Liens pursuant to operating leases, licenses or similar arrangements entered into for the purpose of, or with respect to, operating or managing hotels, nightclubs, restaurants and other assets used or useful in the business of the Issuer or its Restricted Subsidiaries, which Liens, operating leases, licenses or similar arrangements are limited to the leased property under the applicable lease and granted to the landlord under such lease for the purpose of securing the obligations of the tenant under such lease to such landlord and (ii) Liens on cash and Cash Equivalents (and on the related escrow accounts or similar accounts, if any) required to be paid to the lessors (or lenders to such lessors) under such leases, licenses or similar arrangements or maintained in an escrow account or similar account pending application of such proceeds in accordance with the applicable lease, license or similar arrangement;

(26) licenses or sublicenses, leases or subleases granted to Persons other than the Issuer or its Restricted Subsidiaries not materially interfering with the conduct of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole; provided that such licenses, leases or subleases are in the ordinary course of business of the Issuer or its Restricted Subsidiaries;

(27) Liens arising from grants of licenses or sublicenses of Intellectual Property made in the ordinary course of business;

(28) Liens consisting of any condemnation or eminent domain proceeding or compulsory purchase order affecting Real Property;

(29) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement in existence on the Issue Date or that is permitted to be incurred pursuant to this Indenture;

(30) Acceptable Land Use Arrangements, including Liens related thereto;

(31) Liens for landlord financings (and Refinancings thereof) secured by the fee estate of any ground lease;

(32) Liens in favor of the Issuer or any Restricted Subsidiary;

(33) To the extent constituting a Lien, any Permitted Transfer Restrictions and any Permitted Sale Restrictions;

(34) Liens on any assets (including real or personal property) of the Issuer and any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Secured Cash Management Agreements, Hedge Agreements and any Overdraft Line;

(35) Liens existing on the Issue Date (other than Liens securing Indebtedness Incurred under Section 4.08(d)(1));

(36) purchase money Liens securing Indebtedness and Finance Leases permitted under Section 4.08(d)(8); provided that any such Liens attach only to the property being financed pursuant to such purchase money Indebtedness or Finance Leases (or Refinancings thereof) and directly related assets, including proceeds and replacements thereof;

(37) Liens granted on the Equity Interests in any Joint Venture or non-Wholly-Owned Subsidiary relating to rights of first refusal, rights of first offer, “tag-along” and “drag-along” rights, transfer restrictions and put and call arrangements with respect to the Equity Interests of any Joint Venture pursuant to any Joint Venture or similar agreement;

(38) Liens in respect of Sale and Leaseback Transactions, in each case limited to the Property subject to such Sale and Leaseback Transaction;

(39) Liens Incurred from and after the Issue Date with respect to Indebtedness outstanding in an aggregate principal amount not to exceed the greater of $335.0 million and an amount equal to 8.5% of Adjusted Total Assets at any one time outstanding;

(40) Liens on property that the Issuer or its Restricted Subsidiaries are insured against by title insurance; provided that such Lien would not reasonably be expected to impair the ability to place mortgage financing on the Real Property encumbered by such Lien, which mortgage financing includes title insurance coverage against such Lien;

(41) Liens on (x) Property acquired by the Issuer or any of its Restricted Subsidiaries after the Issue Date that are in place at the time such Property is so acquired and are not created (but may have been amended) in contemplation of such acquisition and do not extend to any Property other than the Property so acquired or (y) Property of Persons that are acquired by or merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries after the Issue Date that are in place at the time such Person is so acquired, merged or consolidated and are not created in contemplation of such acquisition and do not extend to any Property other than those of the Person acquired;

(42) Liens securing assessments or charges payable to a property owner association, condominium association or similar entity, which assessments are not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(43) Liens in connection with a forward or reverse Section 1031 exchange arrangement;

(44) Pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance;

(45) Liens securing obligations in respect of trade-related letters of credit, bank guarantees or similar obligations and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;

(46) Liens solely on any cash earnest money deposits made by the Issuer or any of its Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Permitted Investment;

(47) Liens with respect to property or assets of any non-Guarantor Subsidiary securing Indebtedness and obligations of a non-Guarantor Subsidiary permitted under Section 4.08 hereof;

(48) Liens on any amounts held by a trustee (i) under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions, and (ii) in the funds and accounts under an indenture or other debt agreement securing any revenue bonds issued for the benefit of the Issuer or its Restricted Subsidiaries;

(49) Liens on the Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries;

(50) Liens on Capital Stock in Joint Ventures or non-Wholly-Owned Subsidiaries (i) securing capital contributions to or obligations of such Joint Ventures or (ii) pursuant to the relevant Joint Venture or non-Wholly-Owned Subsidiaries agreement or arrangement or similar agreement;

(51) Liens on securities constituting time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits in excess of $250.0 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act) that are the subject of repurchase agreements;

(52) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Issuer or any Subsidiaries in the ordinary course of business; provided that such Lien secures only the obligations of the Issuer or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 4.08 hereof;

(53) in the case of Real Property that constitutes a leasehold interest, any Lien (i) to which the fee simple interest (or any superior leasehold interest) is subject or (ii) constituting the existence and/or terms of the applicable lease and/or the rights of the lessor therein;

(54) Liens securing Indebtedness or other obligations (i) of the Issuer or any of its Restricted Subsidiaries in favor of the Issuer or any of its Restricted Subsidiaries and (ii) of any Restricted Subsidiary that is a non-Subsidiary Guarantor in favor of any Restricted Subsidiary that is a non-Subsidiary Guarantor;

(55) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums and proceeds thereof;

(56) Liens securing Swap Contracts;

(57) mechanics’, carriers’, workers’, repairers’, and similar statutory or common law Liens arising or incurred in the ordinary course of business, in each case for amounts which are not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Issuer or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(58) the filing of a reversion, subdivision or final map(s), record(s) of survey and/or amendments to any of the foregoing over Real Property held by the Issuer or any of its Subsidiaries designed (A) to merge one or more of the separate parcels thereof together so long as (i) the entirety of each such parcel shall be owned by the Issuer or any of its Subsidiaries and (ii) the gross acreage and footprint of the Real Property remains unaffected in any material respect or (B) to separate one or more of the parcels thereof together so long as (i) the entirety of each resulting parcel shall be owned by the Issuer or any of its Subsidiaries and (ii) the gross acreage and footprint of the Real Property remains unaffected in any material respect;

(59) Liens Incurred from and after the Issue Date to secure obligations in respect of letters of credit (to the extent such letter of credit is cash collateralized or backstopped by another letter of credit) in an aggregate amount not to exceed the greater of (x) $32.0 million and (y) 0.8% of Adjusted Total Assets at any one time outstanding;

(60) Liens securing Indebtedness secured by a Permitted Lien (other than a Permitted Lien described in clause (36) above) that is Refinanced; provided that such new Lien shall be limited to all or part of the same assets or type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses and, in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, to the extent such assets secured (or would have secured) the Indebtedness being Refinanced);

(61) Liens constituting any ground lease or hotel lease in existence on the Issue Date or permitted to be entered into by this Indenture (in each base as may be amended and/or replaced);

(62) Liens related to Permitted Government Revenue Bond Indebtedness and the implementation of related or similar governmental tax or economic incentive programs;

(63) judgment and attachment Liens in respect of judgments and attachments not constituting an Event of Default;

(64) [reserved];

(65) Liens created by or resulting from agreements in the ordinary course of business relating to hotel properties and not securing Indebtedness;

(66) Liens on cash or property held directly or indirectly by a “qualified intermediary” or “exchange accommodation titleholder” during the pendency of a Section 1031 exchange of assets;

(67) Liens securing Indebtedness Incurred under Section 4.08(d)(1) hereof; provided that all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the Indebtedness and other Obligations so secured until such time as such Obligations are no longer secured by a Lien;

(68) [reserved];

(69) (x) Liens securing Guarantees Incurred under Section 4.08(d)(13) hereof; provided that the Indebtedness Guaranteed is secured by a Permitted Lien, (y) Liens securing Indebtedness Incurred under Section 4.08(d)(14) hereof; provided that such Liens shall be limited to a pledge of the Issuer’s or such Restricted Subsidiary’s Equity Interest in the Joint Venture or Unrestricted Subsidiary incurring the Indebtedness secured by such Lien and (z) Liens securing Qualified Non-Recourse Debt and/or Project Financing permitted under Section 4.08(d)(24) hereof; and

(70) to the extent constituting a Lien, any Permitted Transfer Restrictions and any Permitted Sale Restrictions.

“Permitted Non-Recourse Guarantees” means customary indemnities or limited contingent guarantees (including by means of separate indemnification agreements or carve-out guarantees) provided in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries in financing transactions that are directly or indirectly secured by Real Property or other Real Property-related assets (including Equity Interests) of a Restricted Subsidiary, Joint Venture or Unrestricted Subsidiary and that may be full recourse or non-recourse to the Restricted Subsidiary, Joint Venture or Unrestricted Subsidiary that is the borrower in such financing, but is non-recourse to the Issuer or any of its other Restricted Subsidiaries except for such indemnities and limited contingent guarantees as are consistent with customary industry practice (such as for fraud, unlawful acts, misapplication of funds, environmental indemnities, prohibited transfers, failure to pay taxes, voluntary bankruptcy, collusive involuntary bankruptcy, failure to comply with special purpose entity covenants, failure to maintain insurance, insurance deductibles, ERISA liabilities, recourse triggers based on violation of transfer restrictions and other customary exceptions to non-recourse liability).

“Permitted Sale Restrictions” means, with respect to any Real Estate Asset, obligations, encumbrances or restrictions contained in any sale agreement for such Real Estate Asset restricting the creation of Liens on, or the sale, transfer or other disposition of Equity Interests or property that is subject to such sale agreement pending such sale; provided that the encumbrances and restrictions apply only to the Subsidiary or assets that are subject to such sale agreement.

“Permitted Tax Payments” means, with respect to any fiscal year, any distributions to holders of Equity Interests of the Issuer or a Restricted Subsidiary in which the Issuer owns less than 100% of the equity interests, sufficient to provide Parent, any other Parent Entity or any REIT Subsidiary with a distribution equal to the amount of federal, state and local taxes, as reasonably determined by the Parent, that have been actually paid or are payable by Parent, such Parent Entity or such REIT Subsidiary (taking into account any distributions paid or contemplated by Parent, such Parent Entity or such REIT Subsidiary), assuming, in the case of a distribution by the Issuer, for purposes of calculating the distribution amounts, that Parent or the applicable Parent Entity owns no assets other than its direct or indirect interests in the Issuer.

“Permitted Transfer Restrictions” means (a) restrictions on transfer, mortgage liens, pledges and changes in beneficial ownership arising under Management Agreements, Franchise Agreements, owner agreements and ground leases and governing agreements for Joint Ventures and non-Wholly-Owned Subsidiaries (including in connection with any acquisition or development of any applicable Real Estate Asset, without regard to the transaction value), including rights of first offer or refusal arising under such agreements and leases, (b) obligations, encumbrances or restrictions contained in agreements with partners or members of the Issuer, any Restricted Subsidiary or any Joint Venture imposing obligations in respect of contingent obligations to make any tax “make whole” or similar payment arising out of the sale or other transfer of assets reasonably related to such limited partners’ or members’ interest in the Issuer, such Restricted Subsidiary or such Joint Venture pursuant to “tax protection” or other similar agreements and (c) restrictions arising under the Distribution Agreement.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on a Parent Entity’s Common Stock sold by the Issuer substantially concurrently with any purchase by the Issuer of a related Permitted Bond Hedge Transaction.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma” or “Pro Forma Basis” means that the following adjustments have been made:

(1) if the specified Person or any of its Restricted Subsidiaries Incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock during the period commencing on the first day of the specified period and ending on (and including) the Transaction Date, then the Consolidated Fixed Charges will be calculated giving Pro Forma effect (determined in good faith by the Issuer) to such Incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of proceeds therefrom, as if the same had occurred at the beginning of such period;

(2) Asset Sales and Asset Acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries during the period commencing on the first day of the specified period and ending on (and including) the Transaction Date, will be given Pro Forma effect (including giving Pro Forma effect to the receipt and application of the proceeds of any Asset Sale) (determined in good faith by the Issuer) as if they had occurred and such proceeds had been applied on the first day of such specified period; provided that for purposes of calculating any ratio or determining compliance with covenants in Article 4 or Section 5.01 hereof, including Investments or acquisitions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a Pro Forma Basis assuming that all such Investments or acquisitions (and any increase or decrease in consolidated net income (loss), Consolidated EBITDA or Adjusted Total Assets and the component financial definitions used therein attributable to such transaction) had occurred on the first day of the applicable Test Period;

(3) Consolidated EBITDA will be adjusted to give effect to all Pro Forma Cost Savings;

(4) the Consolidated EBITDA and consolidated net income (loss) attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Transaction Date, will be excluded;

(5) the Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Transaction Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date;

(6) any Person that is or will become a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during the specified period;

(7) any Person that is not, or will cease to be, a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during the specified period;

(8) a 1031 Property held by an intermediary during the pendency of a reverse Section 1031 exchange shall be deemed to be held by a Restricted Subsidiary for purposes of financial calculations hereunder; and

(9) if any Indebtedness (other than ordinary working capital borrowings) bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Transaction Date had been the applicable rate for the entire specified period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Transaction Date in excess of 12 months).

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and expenses that:

(1) were directly attributable to an Asset Sale, Asset Acquisition, Investment, merger, consolidation or discontinued operation that occurred during the period or after the end of the period and on or prior to the Transaction Date and that (a) would properly be reflected in a pro forma income statement prepared in accordance with Regulation S-X under the Securities Act or (b) the Issuer reasonably determines in good faith will actually be realized within 18 months of the Transaction Date; or

(2) were actually implemented on or prior to the Transaction Date in connection with or as a result of an Asset Sale, Asset Acquisition, Investment, merger, consolidation or discontinued operation and that are supportable and quantifiable by the underlying accounting records.

“Project Financing” means (i) any Finance Lease Obligation, mortgage financing, purchase money Indebtedness or other similar Indebtedness incurred to finance the acquisition, lease, construction, repair, replacement, or improvement of any undeveloped land or any Refinancing of such Indebtedness and (ii) any Sale and Leaseback Transaction of any undeveloped land.

“Property” means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including all contract rights, income or revenue rights, real property interests (including leasehold interests), trademarks, trade names, equipment and proceeds of the foregoing and, with respect to any Person, Equity Interests or other ownership interests of any other Person owned by the first Person.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Non-Recourse Debt” means Indebtedness that (i) is (x) incurred by a Qualified Non-Recourse Subsidiary to finance the acquisition, lease, construction, repair, replacement, improvement or continued ownership of any new or existing property (real or personal, whether through the direct purchase of property or the Equity Interests of any Person owning such property and whether in a single acquisition or a series of related acquisitions) or any undeveloped land or (y) assumed by a Qualified Non-Recourse Subsidiary and (ii) is non-recourse to the Issuer or any Subsidiary (other than a Qualified Non-Recourse Subsidiary or its Subsidiaries).

“Qualified Non-Recourse Subsidiary” means (i) a Subsidiary that is not a Subsidiary Guarantor and that is the direct or indirect owner of, or has been formed or created on or after the Issue Date in order to finance the acquisition, lease, construction, repair, replacement, improvement or continued ownership of, any new or existing property or any undeveloped land and (ii) any Subsidiary of a Qualified Non-Recourse Subsidiary.

“Rating Agencies” means S&P, Moody’s and Fitch; provided that if any of S&P, Moody’s or Fitch will cease issuing a rating on the Notes for reasons outside the control of the Issuer, the Issuer may select a nationally recognized statistical agency or agencies, as applicable, to substitute for S&P, Moody’s or Fitch, as applicable.

“Rating Decline Period” means the 60-day period (which 60-day period shall be extended as long as the credit rating on the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earliest of (a) the occurrence of a Change of Control, (b) the first public notice of the occurrence of such Change of Control and (c) the first public notice of Parent’s or the Issuer’s intention to effect such Change of Control.

“Rating Event” means, with respect to any Change of Control, (a) the credit rating on the Notes is lowered by one or more gradations (including gradations within ratings categories as well as between categories but excluding, for the avoidance of doubt, changes in ratings outlook) as compared to the rating of the Notes on the Issue Date by each of the Rating Agencies during the Rating Decline Period relating to such Change of Control and each such Rating Agency shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to such Change of Control and (b) immediately after giving effect to the reduction in the credit rating on the Notes by the Rating Agencies as described in clause (a), the Notes are not rated Investment Grade by at least two of the Rating Agencies.

“Real Estate Asset” means, at any time of determination, any fee or leasehold interest then directly owned in whole or in part by the Issuer or any of its Subsidiaries or Investment Affiliates in any property or any integrated properties.

“Real Property” means (i) each parcel of real property leased or operated by the Issuer or the Restricted Subsidiaries, whether by lease, license or other use or occupancy agreement, and (ii) each parcel of real property owned by the Issuer or the Restricted Subsidiaries, together with all buildings, structures, improvements and fixtures located thereon, together with all easements, licenses, rights, privileges, appurtenances, interests and entitlements related thereto.

“Recourse Indebtedness” means, with respect to the Issuer or any Restricted Subsidiary, all Indebtedness for borrowed money of the Issuer or such Restricted Subsidiary other than Non-Recourse Indebtedness.

“Regulated Bank” means a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code.

“REIT Entity” means any REIT Subsidiary and any Parent Entity that is a REIT.

“REIT Subsidiary” means a Restricted Subsidiary of the Issuer that is a REIT.

“Related Businesses” means the development, ownership, leasing or operation of (i) hotel facilities, (ii) land held for potential development or under development as hotel facilities and (iii) assets and facilities related to the foregoing, including without limitation, laundry services, employee housing, retail, parking, golf courses, docking facilities and spa facilities.

“Replacement Assets” means (i) real or personal property that will be used or useful in a Related Business or (ii) substantially all the assets of a Related Business or a majority of the Voting Stock of any Person engaged in a Related Business that will become on the date of acquisition thereof a Restricted Subsidiary (including the merger of such a Person into a Restricted Subsidiary of the Issuer).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the capital markets group of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means, in respect of any Note issued under Regulation S, the 40-day distribution compliance period as defined in Regulation S applicable to such Notes.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Screened Affiliate” means any Affiliate of a Holder of the Notes (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such holder in connection with its investment in the Notes, and (iv)

whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such holders in connection with its investment in the Notes.

“Section 1031” means Section 1031 of the Code.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Issuer or any Restricted Subsidiary and any Cash Management Bank.

“Secured Indebtedness” means the portion of outstanding Indebtedness secured by a Lien upon the properties or other assets of the Issuer or any of its Restricted Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Similar Lease” means a lease that is entered into by the Issuer or a Restricted Subsidiary with another Person (other than the Issuer or a Restricted Subsidiary) for the purpose of, or with respect to operating or managing, Related Businesses, lodging or leisure Real Property assets of the Issuer or its Restricted Subsidiaries.

“Stated Maturity” means:

(1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subordinated Indebtedness” of the Issuer means any Indebtedness of the Issuer that is expressly subordinated to and junior in right of payment to the Notes. “Subordinated Indebtedness” of a Subsidiary Guarantor means any Indebtedness of such Subsidiary Guarantor that is expressly subordinated to and junior in right of payment to the Note Guarantee of such Subsidiary Guarantor.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50.0% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantor” means, (i) as of the Issue Date, each of the Issuer’s existing Restricted Subsidiaries that is a guarantor under the XHR Credit Agreement and is a signatory hereto and (ii) thereafter any other Restricted Subsidiary of the Issuer that executes a supplemental indenture substantially in the form of Exhibit E to Guarantee the Notes in compliance with Section 4.17 hereof, but in each case excluding any Persons whose Note Guarantees have been released pursuant to the terms hereof.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute a Swap Contract.

“Tax Protection Agreement” means any customary arms’-length agreement to which the Issuer or any of its Subsidiaries is or becomes a party and which is entered into in connection with a contribution of assets to the Issuer in exchange for Capital Stock and pursuant to which any liability to holders of Capital Stock who contributed such assets to the Issuer (directly or indirectly) may arise relating to taxes because (a) in connection with the deferral of income taxes of a holder of Capital Stock, the Issuer or Parent has agreed to (i) maintain a minimum level of debt or continue a particular debt, (ii) retain or not dispose of assets for a period of time or (iii) use or refrain from using a particular method of taking into account book–tax disparities under Section 704(c) of the Code; or (b) holders of Capital Stock have guaranteed or otherwise assumed liability for debt of the Issuer.

“Test Period” means the most recently completed Fiscal Quarter of Parent for which financial statements have been or are required to have been delivered pursuant to Section 4.03 hereof and the three Fiscal Quarters immediately preceding such Fiscal Quarter.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means, the sum of, without duplication, Undepreciated Real Estate Assets and all other assets, excluding non-real estate intangibles of, the Issuer and its Restricted Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Total Equity Value” means, as of the end of the most recent fiscal quarter of the Parent for which financial statements are available, the sum of (a) the undepreciated book value, after any impairments, of all Real Estate Assets of the Issuer and its Subsidiaries (or the Issuer’s or its Subsidiary’s pro rata share thereof, for any Real Estate Assets that are not wholly-owned by the Issuer or a Wholly-Owned Subsidiary of the Issuer) minus (b) Total Indebtedness then outstanding.

“Total Indebtedness” means the outstanding principal amount of all Indebtedness of Parent, the Issuer and their consolidated subsidiaries and Parent’s, the Issuer’s and such consolidated subsidiaries’ pro rata share of all Indebtedness of Investment Affiliates.

“Total Unencumbered Assets” means, as of any date, the Adjusted Total Assets of the Issuer and its Restricted Subsidiaries as of such date, less any such assets pledged as of such date as collateral to secure any obligations with respect to Secured Indebtedness.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and, with respect to any transaction described in Section 5.01 or Section 10.04 hereof, the date on which such transaction is to be consummated.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2027 (or in the case of a satisfaction and discharge of this Indenture or a Legal Defeasance or Covenant Defeasance under this Indenture, the Treasury Rate as of two Business Days prior to the date on which funds to pay the Notes are deposited with the Trustee); provided that if the period from the redemption date to May 15, 2027 is not equal to the constant maturity of a U.S. Treasury security for which a yield is given, the Treasury yield will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded U.S. securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wilmington Trust, National Association, as trustee until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” (or if such publication is unavailable, a similar nationally recognized publication as determined in the Issuer’s sole discretion) on the date two Business Days prior to such determination. Except as provided in Section 4.08 hereof, whenever it is necessary to determine whether the Issuer has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state, the laws of which are required to be applied in connection with the creation or perfection of security interests.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost plus capital improvements) of the Issuer’s real estate assets and the real estate assets of its Restricted Subsidiaries on such date (including, without duplication, 1031 Properties), before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Issuer in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate (or re-designate) any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary; provided that:

(A) any Guarantee by the Issuer or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated will be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Issuer or its Restricted Subsidiary at the time of such designation;

(B) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.06 hereof; and

(C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.06 and 4.08 hereof.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(X) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(Y) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and will be deemed to have been Incurred) for all purposes of this Indenture.

The Issuer may designate any such Restricted Subsidiary or Unrestricted Subsidiary pursuant to an Officer’s Certificate delivered to the Trustee in accordance with this Indenture.

“Unsecured Debt” means, for any Person, any Indebtedness of such Person or its Restricted Subsidiaries which is not Secured Indebtedness.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned Subsidiary” or “Wholly-Owned” means, as to any Person, a Subsidiary of such Person all the Equity Interests of which (other than either (i) Acceptable Preferred Equity Interests or (ii) directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person.

“XHR Credit Agreement” means the Revolving Credit and Term Loan Agreement, dated as of January 10, 2023, among XHR LP, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, extended, supplemented or otherwise modified from time to time.

“XHR Loan Documents” means, collectively, (i) the XHR Credit Agreement; (ii) any fee letters pursuant to the XHR Credit Agreement, (iii) any letter of credit applications and any other document, agreement and instrument entered into by a letter of credit issuer and the Issuer or any Guarantor (as defined in the XHR Credit Agreement) relating to a letter of credit issued pursuant to the XHR Credit Agreement and (iv) all documents related to the foregoing, in each case, as amended, restated, refunded, renewed, replaced, refinanced, supplemented or otherwise modified from time to time.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.10	(a)
“Applicable Tax Law”	12.16

Term	Defined in Section
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“Deemed Date”	4.08	(j)
“Directing Holder”	6.02
“DTC”	2.03
“effective date”	4.18
“Event of Default”	6.01
“Excess Proceeds”	4.09
“Guaranteed Indebtedness”	4.14
“Legal Defeasance”	8.02
“Non-Recourse Indebtedness Threshold”	6.01	(5)
“Noteholder Direction”	6.02
“Paying Agent”	2.03
“Position Representation”	6.02
“Refinance”	4.08	(d)(5)
“Refunding Capital Stock”	4.06	(b)(13)
“Registrar”	2.03
“Restricted Payments”	4.06	(a)
“Retired Capital Stock”	4.06	(b)(13)
“Reversion Date”	4.15	(2)
“Suspension Date”	4.15	(1)
“Suspension Period”	4.15	(1)
“transfer”	5.01
“Verification Covenant”	6.02

Section 1.03 Incorporation by Reference of Trust Indenture Act.

When this Indenture refers to TIA §§310(b), 311(a) and 311(b) in Sections 7.09 and 7.10 hereof, as applicable, the provision is incorporated by reference in and made a part of this Indenture. The following TIA term used in this Indenture has the following meaning:

“obligor” of the Notes and the Note Guarantees means the Issuer, Parent and the Subsidiary Guarantors, respectively, and any successor obligor of the Notes and the Note Guarantees, respectively.

Any provisions of the TIA incorporated by reference herein shall be as such provisions of the TIA are in effect on the Issue Date.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions;

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

(9) unless otherwise provided herein, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee, such agreement not to be unreasonably withheld.

Section 1.05 Divisions.

For purposes of Article 4, Section 5.01 and Section 10.04 of this Indenture, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (1) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (2) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto, which is hereby incorporated and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation legend or endorsement is in a form acceptable to the Issuer). Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, Parent, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein, and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases and redemptions of such Notes. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” published by Euroclear and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” published by Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for the Issuer by manual or facsimile or other electronic signature. Typographic and other minor defects in any facsimile or electronic signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Issuer signed by at least one Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent for service of notices and demands.

Section 2.03 Registrar and Paying Agent.

The Issuer shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Issuer initially appoints the Trustee, and the Trustee agrees to initially act as the Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as the Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on, the Notes, and will notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or any of its Subsidiaries) will have no further liability for the money. If the Issuer or any of its Subsidiaries act as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1) the Issuer receives notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary; or

(2) there shall have occurred and be continuing an Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subclause (1) or (2) below, as applicable, as well as one or more of the other following subclauses, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the Notes). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) following the occurrence of any of the events described in 2.06(a)(1) or (a)(2), both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(4), an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, subject to Section 2.06(a) and upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subclauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item 3(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)  if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(2), an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subclauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate set forth in Exhibit B hereto, including the certifications in item 3(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)  if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(2), an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(2), an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend. Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), [IN THE CASE OF 144A NOTES: AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.] [IN THE CASE OF REGULATION S NOTES: AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]”

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES

ACT, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) TO AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.”

The Private Placement Legend shall be deemed removed from the face of any Note without further action of the Issuer, the Trustee or the Holder of such Note at such time as the Issuer shall have delivered an Officer’s Certificate to the Trustee certifying that the Private Placement Legend can be removed because such Note may be resold to the public in accordance with Rule 144 without regard to volume, manner of sale or any other restrictions contained in Rule 144 (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) by Holders that are not Affiliates of the Issuer; provided that in the case of Global Notes represented by a restricted CUSIP, the Issuer complies with the Applicable Procedures of the Depositary.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes (subject to Section 2.06(a)) upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.09, 4.13 and 9.04 hereof).

(3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4) Neither the Registrar nor the Issuer shall be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of the Notes with respect to record dates) interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(6) The Trustee shall authenticate Global Notes and Definitive Notes (subject to Section 2.06(a)) in accordance with the provisions of Section 2.02 hereof.

(7) Without limiting the generality of the foregoing, a Holder, including DTC as the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC as the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the

Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note. The Issuer may charge for its expenses in replacing a Note, including any taxes or governmental charges that may be imposed in relation thereto.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall provide (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note. Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(c) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay the Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Affiliate of the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing the Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Until so exchanged, Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes in accordance with its customary procedures. Certification of the cancellation of all canceled Notes will be delivered to the Issuer upon written request by the Issuer. The Issuer may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 Issuance of Additional Notes.

(a) After the Issue Date, the Issuer shall be entitled, subject to its compliance with the covenants contained in this Indenture, including Section 4.08, to issue Additional Notes under this Indenture, which Additional Notes shall have identical terms to the Initial Notes, other than with respect to the date of issuance and the issue price. All the Notes issued under this Indenture will be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and any Offer to Purchase; provided that a separate CUSIP number will be issued for any Additional Notes that are not fungible with the Initial Notes for U.S. federal income tax purposes.

(b) With respect to any Additional Notes, the Issuer shall set forth in a Board Resolution and the Issuer shall set forth in an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.08 that the Issuer is relying upon to issue such Additional Notes; and

(2) the issue price, the issue date and the CUSIP number of such Additional Notes.

Section 2.14 Method of Submission.

All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or by electronic transmission or mail.

Section 2.15 Trustee’s Duty to Monitor.

The Trustee (in each of its capacities hereunder, including without limitation as Registrar) shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee (in each of its capacities hereunder, including without limitation as Registrar) nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, Participant or Indirect Participant of, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, Indirect Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, Indirect Participant, member, beneficial owner, or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants, Indirect Participants and any beneficial owners.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem all or any part of the Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Issuer must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price (or the applicable calculation thereof).

At the Issuer’s written request given five Business Days (or such shorter notice as may be acceptable to the Trustee) prior to the date on which notice is to be sent, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an Offer to Purchase at any time, Notes held in global form shall be selected by the Depositary in accordance with its policies and procedures, and Notes held in certificated form shall be selected by lot or by such other method as the Trustee may deem fair and reasonable.

In the event of a partial redemption, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption or purchase date by the Depositary (in the case of Notes held in global form) or by the Trustee (in the case of Notes held in certificated form) from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Issuer will deliver or cause to be delivered, by first class mail or electronic delivery, as applicable, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee); provided that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price (or the applicable calculation thereof);

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) any conditions precedent to such redemption, and that upon the satisfaction of any conditions to such redemption set forth in the notice of redemption, and unless the Issuer defaults in making such redemption payment, interest on the Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

Any redemption of the Notes or any purchase of the Notes, including in connection with an Equity Offering or an Offer to Purchase upon a Change of Control Triggering Event, with the Net Cash Proceeds of an Asset Sale or in connection with another transaction (or series of related transactions) or event, including any financing, may, at the Issuer’s option, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering, Change of Control Triggering Event, Asset Sale or other transaction or event, as the case may be, and notice of such redemption or purchase may be given prior to the completion or the occurrence of the related Equity Offering, Change of Control Triggering Event, Asset Sale or other transaction or event. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the date of redemption or purchase may be delayed until such time (including more than 60 days after the date the notice of redemption or purchase was sent) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the date of redemption or purchase, or by the date of redemption or purchase as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the good faith judgment of the Issuer any or all of such conditions will not be satisfied. In addition, the Issuer may provide in such notice that payment of the redemption or purchase price and performance of its obligations with respect to such redemption or purchase may be performed by another Person. In any such case, the Issuer shall provide prompt written notice to the Trustee at least two Business Days prior to the redemption date rescinding such redemption in the event that any such conditions precedent shall not have been (or will not be) satisfied, and such redemption and notice of redemption shall then be rescinded and of no force and effect. Upon receipt of such notice from the Issuer rescinding such redemption, the Trustee shall promptly send a copy of such notice to the Holders to be redeemed in the same manner in which the notice of redemption was given.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, the Notes called for redemption, subject to any condition included in the applicable notice of redemption, become due and payable on the redemption date at the redemption price.

Section 3.05 Deposit of Redemption or Purchase Price.

Prior to 11:00 a.m. Eastern Time on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest on, all the Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to May 15, 2027, the Issuer may redeem, at its option, all or part of the Notes, upon not less than 10 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date).

(b) At any time on or after May 15, 2027, the Issuer will be entitled at its option, on any one or more occasions, to redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at the redemption prices (expressed in percentages of the principal amount of the Notes to be redeemed), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date) if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2027	103.313%
2028	101.656%
2029 and thereafter	100.000%

(c) At any time and from time to time prior to May 15, 2027, the Issuer may redeem the Notes with the net cash proceeds from any Equity Offering at a redemption price equal to 106.625% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date), in an aggregate principal amount for all such redemptions not to exceed 40.0% of the original aggregate principal amount of the Notes, including any Additional Notes; provided that (i) in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering and (ii) at least 60.0% of the aggregate principal amount of the Notes (including any Additional Notes) remains outstanding immediately thereafter.

(d) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(e) The Issuer or its Affiliates may at any time and from time to time purchase Notes. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices, as well as with such consideration, as the Issuer or any such Affiliates may determine.

(f) At any time, in connection with any tender offer or other offer to purchase the Notes (including pursuant to a Change of Control Offer to Purchase or Asset Sale Offer to Purchase), if not less than 90.0% in aggregate principal amount of the outstanding Notes are purchased by the Issuer, or, in the case of a Change of Control Offer to Purchase, any third party purchasing or acquiring Notes in lieu of the Issuer, the Issuer or such third party will have the right, upon notice as set forth in this Article 3 to redeem the Notes that remain outstanding following such purchase at the price paid to Holders in such purchase, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date).

(g) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium on, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuer shall maintain in the United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that no office of the Trustee shall be an office or agency for the purposes of service of legal process against the Issuer or any Guarantor.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the United States for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will provide the Trustee and the Holders within 15 Business Days after the filing, or in the event no such filing is required, within 15 Business Days after the end of the time periods specified in those sections and any extension period granted under Section 12b-25 of the Exchange Act with:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Issuer’s independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports;

provided that the foregoing delivery requirements will be deemed satisfied if the foregoing materials are available on the Commission’s EDGAR system or on the Parent’s or Issuer’s website within the applicable time period specified above (provided that if posted to a secure internet portal, the Issuer will separately electronically deliver such reports to the Trustee).

If a Parent Entity has provided the information as required by the foregoing paragraph as if such Parent Entity were the Issuer, the Issuer shall be deemed to have satisfied such requirements; provided that if the Parent Entity is not a Guarantor of the Notes, to the extent that, in the reasonable judgment of the Issuer, there are material differences between the financial information of the Issuer, on the one hand, and the Parent Entity, on the other hand, the Parent Entity provides to the Trustee and the Holders unaudited supplemental financial information that explains in reasonable detail the differences between the information relating to such Parent Entity and any of its Subsidiaries other than the Issuer and its Restricted Subsidiaries, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a stand-alone basis, on the other hand.

(b) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Issuer will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any provision of this reporting covenant for purposes of Section 6.01(4) hereof as a result of the late filing or provision of any required information or report until 90 days after the date any such information or report was due.

(d) Delivery of reports, information and documents referred to above to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no duty to review or analyze reports delivered to it.

Section 4.04 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year commencing with the year ending December 31, 2024, an Officer’s Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and its Restricted Subsidiaries have performed their respective obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to his or her knowledge, the Issuer and its Restricted Subsidiaries have performed their obligations under this Indenture (or, in the event of noncompliance, specifying such noncompliance and the nature and status thereof of which signer may have knowledge).

(b) So long as any of the Notes are outstanding, the Issuer shall, within 30 Business Days upon an Officer of the Issuer becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default.

Section 4.05 Stay, Extension and Usury Laws.

The Issuer and each of the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06 Restricted Payments.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Issuer or any of its Restricted Subsidiaries, other than:

(A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock); and

(B) pro rata dividends or distributions (or otherwise as may be required pursuant to the organizational documents of such Subsidiary as existing on the Issue Date) payable by any Restricted Subsidiary that is not Wholly-Owned to minority stockholders (or owners of equivalent interests if such Restricted Subsidiary is not a corporation);

(2) purchase, redeem, retire or otherwise acquire for value any Equity Interests of the Issuer held by any Person other than the Issuer or any of its Restricted Subsidiaries, other than in exchange for Equity Interests of any Parent Entity;

(3) make any voluntary or optional principal payment, redemption, repurchase, defeasance, or other acquisition or retirement for value, of Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor (other than (A) with respect to intercompany Subordinated Indebtedness or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4) make an Investment, other than a Permitted Investment, in any Person,

(all such payments and any other actions described in clauses (1) through (4) above being collectively referred to as “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing;

(B) the Issuer could not Incur at least $1.00 of Indebtedness in compliance with both clauses (a) and (c) of Section 4.08 hereof; or

(C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be the Fair Market Value thereof as determined by the Issuer) made on or after the Issue Date (other than those referred to in clauses (1), (2), (4) through (8) and (10) through (22) of clause (b) of this Section 4.06) would exceed the sum of (the “Cumulative Credit”):

(i) 95.0% of the aggregate amount of Funds From Operations (or, if Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) commencing April 1, 2021 and ending on the last day of the most recent Fiscal Quarter preceding the Transaction Date for which internal financial statements are available; provided that for each of the first four (4) full Fiscal Quarters commencing with the Fiscal Quarter beginning on April 1, 2021, Funds From Operations for purposes of this clause (C)(i) shall be calculated as the greater of (x) the aggregate amount of Funds From Operations in such Fiscal Quarter and (y) zero; plus

(ii) 100% of the aggregate net cash proceeds and the Fair Market Value of other property received by the Issuer after the Issue Date from (a) the issue or sale of Equity Interests of the Issuer (other than

Disqualified Stock, Designated Preferred Stock, Excluded Contributions and any Permitted Warrant Transaction), (b) any contribution to the common equity capital of the Issuer (other than Excluded Contributions) or (c) the retirement or cancellation of Convertible Indebtedness upon the conversion of such Convertible Indebtedness into Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of the Issuer; plus

(iii) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, distributions, repayments of loans or advances, or other transfers of assets, in each case to the Issuer or any of its Restricted Subsidiaries or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds have already been included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in each case, the amount of Investments previously made by the Issuer and its Restricted Subsidiaries in such Person; plus

(iv) $50.0 million.

Notwithstanding the foregoing, (i) the Issuer and/or any of its Restricted Subsidiaries may declare and/or pay any dividend or make any distribution to their equity holders to fund a dividend or distribution by Parent or any other Parent Entity that is a REIT (including for the avoidance of doubt, declaring and/or paying any corresponding dividends, and making any corresponding distributions to, the Issuer’s or such Restricted Subsidiary’s other holders of Equity Interests), and (ii) any REIT Subsidiary may declare and/or pay any dividend or make any distribution to its equity holders, in each case so long as Parent believes in good faith that (1) the applicable REIT Entity qualifies as a REIT under the Code and (2) the declaration and/or payment of such dividend or the making of such distribution by the Issuer, the applicable REIT Subsidiary or any other Restricted Subsidiary is necessary either (A) to maintain the applicable REIT Entity’s status as a REIT under the Code for any calendar year or (B) to enable the applicable REIT Entity to avoid the payment of any tax for any calendar year that could be avoided by reason of a dividend or distribution by such REIT Entity to its equity holders, with such dividend or distribution by such REIT Entity to be made as and when determined by such REIT Entity, whether during or after the end of the relevant calendar year, and for purposes of calculating such dividend or distribution by any such REIT Entity described in clause (i) above, in the case of both (A) and (B), assuming that the applicable REIT Entity owns no assets other than its direct or indirect interests in the Issuer.

(b) The provisions of Section 4.06(a) hereof will not prohibit:

(1) the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor including premium, if any, and accrued and unpaid interest and related transaction expenses, with the proceeds of, or in exchange for, other Subordinated Indebtedness Incurred under Sections 4.08(a), (b), (c) or (d)(5);

(2) the making of any Restricted Payment in an aggregate amount outstanding pursuant to this clause (2) not to exceed the amount of Excluded Contributions received by the Issuer after the Issue Date (with each such Restricted Payment being measured as of the date made and without giving effect to any subsequent changes in value);

(3) the payment of any dividend, distribution or redemption of any Equity Interests or Subordinated Indebtedness within 60 days after the date of declaration or notice thereof or call for redemption if, at such date of declaration or notice or call for redemption, such payment or redemption was permitted by Section 4.06(a) (the declaration of such payment will be deemed a Restricted Payment under Section 4.06(a) as of the date of declaration and the payment itself will be deemed to have been made on the date of declaration and will not also be deemed a Restricted Payment under Section 4.06(a)); provided, however, that any Restricted Payment made in reliance on this clause (3) shall reduce the amount available for Restricted Payments pursuant to clause (C) of Section 4.06(a) only once;

(4) payments and distributions to dissenting holders of common Equity Interests of the Issuer and stockholders of a Parent Entity (and the payment of dividends or distributions by the Issuer to any Parent Entity to provide such Parent Entity with the cash necessary to make such payments and distributions) pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 5.01 hereof;

(5) the acquisition or re-acquisition (including the payment of dividends or distributions by the Issuer to fund such acquisition or re-acquisition by a Parent Entity), whether by forfeiture or in connection with satisfying applicable payroll or withholding tax obligations, of Equity Interests of the Issuer or Parent Entity in connection with the administration of their equity compensation programs in the ordinary course of business;

(6) the making of Restricted Payments to any Parent Entity or any Restricted Subsidiary to the extent necessary to permit such Person to pay (i) general administrative costs and expenses (including with respect to (a) corporate overhead, legal or similar expenses, audit and other accounting and reporting expenses and customary wages, salary, bonus and other benefits payable to directors, officers, employees, members of management, consultants and/or independent contractors and (b) executive compensation arrangements in effect on the Issue Date or subsequently approved by the Compensation Committee of the Board of Directors of Parent, as well as any tax withholding payment obligations in connection therewith (including in connection with any vesting of Equity Interests issued under such executive compensation arrangements) of then present or former directors, consultants, officers or employees of any Parent Entity, the Issuer or any of its Restricted Subsidiaries), (ii) franchise fees, franchise taxes and similar fees, taxes and expenses required to maintain the organizational existence of such Person, (iii) any reasonable and customary indemnification claims made by current or former directors, officers, members of management, employees or consultants, in each case, to the extent attributable to the ownership or operations of the Issuer or its Restricted Subsidiaries, (iv) interest and/or principal on Indebtedness of such Person, the proceeds of which have been contributed to the Issuer or its Restricted Subsidiaries (and which proceeds have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.06(a)(C)(ii) hereof) and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer or any of its Restricted Subsidiaries in accordance with Section 4.08 hereof and (v) fees and expenses other than to Affiliates of the Issuer related to any successful or unsuccessful financing transaction or equity offering;

(7) the making of cash payments in connection with any conversion of Convertible Indebtedness in an aggregate amount since the Issue Date not to exceed the sum of (a) the principal amount of such Convertible Indebtedness up to and including the full redemption amount of such Convertible Indebtedness plus (b) any payments received by the Issuer or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction plus (c) any applicable premium or fees;

(8) any payments in connection with (a) a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of a Parent Entity’s Common Stock upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in Common Stock upon any early termination thereof;

(9) the making of any Restricted Payment to Parent, the proceeds of which are used to purchase or redeem the Equity Interests of the Issuer or Parent (including related stock appreciation rights or similar securities) (or the payment of dividends or distributions to any Parent Entity of the Issuer to provide Parent (or any other Parent Entity) with the cash necessary to make such purchase or redemption) held by then present or former directors, consultants, officers or employees of any Parent Entity, the Issuer or any of its Restricted Subsidiaries or by any pension plan or any shareholders’ agreement then in effect upon such Person’s death, disability, retirement or termination of employment or under the terms of any such pension plan or any other agreement under which such Equity Interests were issued; provided that the aggregate amount of such purchases or redemptions under this clause (9) shall not exceed in any Fiscal Year (i) the greater of (x) $16.0 million and (y) 0.40% of Adjusted Total Assets, plus (ii) (x) the amount of net proceeds received by the Issuer or any of its Restricted Subsidiaries (or received by any Parent Entity and contributed to the common equity capital of the Issuer or received by any Parent Entity and used to purchase Equity Interests in the Issuer) during such calendar year from issuances of Equity Interests (other than Disqualified Stock) of any Parent Entity (to the extent contributed to the Issuer) to directors, consultants, officers or employees of any Parent Entity, the Issuer or any of its Restricted Subsidiaries in connection with permitted employee compensation and incentive arrangements and (y) the amount of net cash proceeds of any key-man life insurance policies received during such calendar year, which, if not used in any year, may be carried forward to any subsequent calendar year, subject, with respect to unused amounts from clause (i) of this proviso that are carried forward, to an overall limit in any Fiscal Year of the greater of (x) $24.0 million and (y) 0.6% of Adjusted Total Assets;

(10) the declaration or payment of any cash dividend or other cash distribution or redemption in respect of Equity Interests of the Issuer or any of its Restricted Subsidiaries constituting Preferred Stock (or the payment of dividends or distributions to Parent (or any other Parent Entity) to provide Parent (or any such Parent Entity) with the cash necessary to make such payments or distributions on Equity Interests constituting Preferred Stock), so long as the Fixed Charge Coverage Ratio (calculated in accordance with Section 4.08(c)) would be greater than or equal to 2.00 to 1.0 after giving effect to such payment; provided that at the time of payment of such dividend or distribution no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(11) (i) noncash repurchases of Equity Interests of the Issuer or any Parent Entity deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or any withholding or similar taxes payable in connection with such exercise and (ii) noncash acquisitions of Equity Interests of the Issuer or any Parent Entity upon forfeiture or vesting of Equity Interests (including Equity Interests of any Parent Entity) under any restricted stock or similar agreement, including if such forfeited Equity Interests represent any withholding or similar taxes payable in connection with a vesting;

(12) the payment of cash (A) in lieu of the issuance of fractional shares of Capital Stock upon conversion, exercise, redemption or exchange of securities convertible into or exchangeable for Capital Stock of the Issuer or any Parent Entity (or the payment of dividends or distributions to such Parent Entity to provide such Parent Entity with the cash necessary to make such payments) and (B) in lieu of the issuance of whole shares of Capital Stock upon conversion, exercise, redemption or exchange of securities convertible into or exchangeable for Capital Stock of the Issuer or any Parent Entity (or the payment of dividends or distributions to such Parent Entity to provide such Parent Entity with the cash necessary to make such payments);

(13) (i) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries in exchange for, or out of the proceeds of, the substantially concurrent sale of Equity Interests of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Restricted Subsidiary or to the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”), (ii) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or to the Issuer) of Refunding Capital Stock, and (iii) the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any Parent Entity) in an aggregate amount no greater than the aggregate amount of dividends that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(14) the repayment, defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness or Disqualified Stock of the Issuer pursuant to a required

Offer to Purchase arising from a Change of Control Triggering Event or Asset Sale, as the case may be; provided that such repayment, repurchase, redemption, acquisition or retirement occurs after all Notes tendered by Holders in connection with a related Offer to Purchase have been repurchased, redeemed or acquired for value in accordance with the applicable provisions of this Indenture;

(15) the declaration and payment of regularly scheduled or accrued dividends to holders of any class of Disqualified Stock of the Issuer or any Preferred Stock of any Restricted Subsidiary issued on or after the Issue Date in accordance with Section 4.08 hereof.

(16) payments of intercompany Subordinated Indebtedness, the Incurrence of which was permitted under Section 4.08(d)(2); provided that no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(17) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date; provided that the amount of dividends paid pursuant to this clause (17) shall not exceed the aggregate amount of cash actually received by the Issuer from the sale of such Designated Preferred Stock; and provided, further, that, at the time of payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(18) Permitted Tax Payments;

(19) any payments required under a Tax Protection Agreement entered into by the Issuer or a Parent Entity;

(20) the making of Restricted Payments to fund the cash payment to be made by a Parent Entity upon cash settlement or net share settlement of any forward sale agreements entered into by a Parent Entity in connection with the issuance of its Common Stock;

(21) the making of distributions and other Restricted Payments required to fund any obligation of Parent pursuant to the terms of the Distribution Agreement, any Ancillary Agreement or any related transactions contemplated thereby;

(22) payments of dividends to holders of Acceptable Preferred Equity Interests; and

(23) other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (23) from and after the Issue Date at any time outstanding, not to exceed the greater of $200.0 million and an amount equal to 5.0% of Adjusted Total Assets as of the applicable date of determination.

For purposes of determining compliance with this Section 4.06, (A) a Restricted Payment or Permitted Investment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof)

described in the above clauses or the definitions thereof (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Cumulative Credit”) but may be permitted in part under any combination thereof and (B) in the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Cumulative Credit”), the Issuer may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such permitted Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in any manner that complies with this Section 4.06 and at the time of division, classification or reclassification will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in one of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Cumulative Credit”). In the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) is divided, classified or reclassified in reliance on the “Cumulative Credit,” the determination of the amount of such Restricted Payment or Permitted Investment that may be made pursuant to the Cumulative Credit shall be made without giving Pro Forma effect to any substantially concurrent Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) divided, classified or reclassified under any of the above clauses or the definitions thereof other than the Cumulative Credit or the incurrence of Indebtedness to finance any such Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof).

Section 4.07 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions permitted by applicable law on any Equity Interests of such Restricted Subsidiary owned by the Issuer or any of its Restricted Subsidiaries;

(2) pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary;

(3) make loans or advances to the Issuer or any other Restricted Subsidiary; or

(4) transfer its property or assets to the Issuer or any other Restricted Subsidiary.

(b) The restrictions in Section 4.07(a) hereof will not apply to encumbrances or restrictions:

(1) in this Indenture, the Notes, the Note Guarantees and any other agreement, including the XHR Loan Documents, the Existing 2025 Notes and the Existing 2029

Notes, as the same are in effect on the Issue Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that in the case of any such extensions, refinancings, renewals or replacements of such agreements, the related encumbrances or restrictions either (i) do not materially impair the ability of the Issuer to satisfy its obligations to make payments on the Notes when due (as determined in good faith by the Issuer) or (ii) are substantially similar to or less restrictive than, in the aggregate, the encumbrances and restrictions set forth in the XHR Loan Documents;

(2) imposed under any applicable documents or instruments pertaining to any current or future Secured Indebtedness permitted under this Indenture (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets or direct or indirect ownership of Persons obligated thereunder);

(3) existing under or by reason of applicable law, rule, regulation or order;

(4) on cash, Cash Equivalents or other deposits or net worth imposed under contracts entered into the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;

(5) with respect to a Foreign Subsidiary, entered into in the ordinary course of business or pursuant to the terms of Indebtedness of a Foreign Subsidiary that was Incurred by such Foreign Subsidiary in compliance with the terms of this Indenture;

(6) contained in any license, permit or other accreditation with a regulatory authority entered into in the ordinary course of business;

(7) contained in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(8) existing with respect to any Person or the property or assets of any Person acquired by the Issuer or any of its Restricted Subsidiaries or that otherwise becomes a Restricted Subsidiary, or with respect to any Person or the property or assets of any Person newly designated as a Restricted Subsidiary of the Issuer, existing at the time of such acquisition or designation and not incurred solely in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of the Person other than the Person or the property or assets of the Person so acquired or designated;

(9) in the case of clause (4) of Section 4.07(a):

(A) that restrict in a customary manner the subletting, assignment, license or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any of its Restricted Subsidiaries not otherwise prohibited by this Indenture;

(C) existing under or by reason of ground leases, Finance Leases or purchase money obligations for property acquired that impose restrictions on that property; or

(D) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer and its Restricted Subsidiaries taken as a whole;

(10) restrictions on transfer or assignment provisions in Management Agreements or Franchise Agreements;

(11) with respect to the Issuer or a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property and assets of, the Issuer or such Restricted Subsidiary (including any restrictions on distributions or on the making of loans or advances by the Issuer or that Restricted Subsidiary pending its sale or other disposition);

(12) contained in the terms of any Indebtedness permitted under Section 4.08 hereof or any agreement pursuant to which such Indebtedness was issued if:

(A) the encumbrance or restriction, taken as a whole, is no more onerous in any material respect than is customary in comparable financings (as determined in good faith by the Issuer), and

(B) the encumbrances or restrictions do not materially impair the ability of the Issuer to satisfy its obligations to make payments on the Notes (as determined in good faith by the Issuer);

(13) existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited under this Indenture;

(14) (a) restrictions applicable to any Unrestricted Subsidiary or any non-Wholly-Owned Restricted Subsidiary or Joint Venture (or the Equity Interests thereof) or which exist under or by reason of customary provisions contained in the governing agreements for any non-Wholly-Owned Restricted Subsidiary or Joint Venture or (b) customary provisions in leases entered into in the ordinary course of business;

(15) which exist under or by reason of Permitted Liens that limit the right of the debtor to transfer or otherwise dispose of the assets subject to such Liens;

(16) which exist by reason of the XHR Loan Documents, the Existing 2025 Notes Indenture, the Existing 2025 Notes, the Existing 2029 Notes Indenture, the Existing 2029 Notes, any Hedge Agreement or any Cash Management Agreement as in effect on the Issue Date or any Refinancing thereof; provided that with respect to any Refinancing, such encumbrances or restrictions do not materially impair the ability of the Issuer to satisfy its obligations to make payments on the Notes (as determined in good faith by the Issuer);

(17) restricting in a customary manner the transfer, license or assignment of any licensing agreement or other contract (or otherwise relating to the assets subject thereto) entered into by the Issuer or its Restricted Subsidiaries in the ordinary course of business;

(18) which exist under or by reason of Contractual Obligations which (i) exist on the Issue Date and (ii) to the extent Contractual Obligations permitted by clause (i) are set forth in an agreement evidencing Indebtedness, any agreement evidencing any permitted modification, replacement, renewal, extension or Refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or Refinancing does not (when taken as a whole) materially impair the ability of the Issuer to satisfy its obligations to make payments on the Notes (as determined in good faith by the Issuer);

(19) any other encumbrances or restrictions so long as such encumbrances or restrictions do not materially impair the ability of the Issuer to satisfy its obligations to make payments on the Notes (as determined in good faith by the Issuer);

(20) customary negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money permitted under Section 4.08;

(21) restrictions contained in any agreements related to a Project Financing, Qualified Non-Recourse Debt or Permitted Non-Recourse Guarantees;

(22) which exist by reason of the Distribution Agreement, any Ancillary Agreement or any amendments thereto; provided that any such amendment does not materially impair the ability of the Issuer to satisfy its obligations to make payments on the Notes (as determined in good faith by the Issuer);

(23) customary provisions in partnership agreements, limited liability company organizational governance documents, Joint Venture agreements, non-Wholly-Owned Restricted Subsidiary agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, Joint Venture, non-Wholly-Owned Restricted Subsidiary or similar Person or provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(24) in connection with any rights of first refusal and rights of first offer relating to Properties;

(25) in connection with any Permitted Sale Restrictions or Permitted Transfer Restrictions;

(26) contained in any trading, netting, operating, construction, service, supply, purchase, sale, or other agreement entered into in the ordinary course of business; provided such agreement restricts the encumbrance of solely the property or assets that are the subject of such agreement, the payment rights thereunder or the proceeds thereof;

(27) contained in any Acceptable Preferred Equity Interests;

(28) contained in any organizational documents of a REIT Subsidiary that are intended to ensure compliance with REIT requirements; and

(29) in connection with and pursuant to permitted extensions, Refinancings, renewals or replacements of restrictions imposed pursuant to clauses (1) through (28) of this Section 4.07(b); provided that the encumbrances and restrictions in any such extensions, Refinancings, renewals or replacements, taken as a whole, do not materially impair the ability of the Issuer to satisfy its obligations to make payments on the Notes (as determined in good faith by the Issuer);

Nothing contained in this Section 4.07 will prevent the Issuer or any of its Restricted Subsidiaries from restricting the sale or other disposition of property or assets of the Issuer or its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries. For purposes of determining compliance with this Section 4.07, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to distributions being paid on common Equity Interests shall not be deemed a restriction on the ability to make distributions on Capital Stock, and (2) the subordination of loans or advances made to a Restricted Subsidiary to other Indebtedness incurred by such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.08 Incurrence of Indebtedness.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such Indebtedness, on a Pro Forma Basis, the ratio of consolidated Indebtedness of the Issuer and the Restricted Subsidiaries to Adjusted Total Assets would exceed 0.65 to 1.00.

(b) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Secured Indebtedness if, immediately after giving effect to the Incurrence of such Secured Indebtedness, on a Pro Forma Basis, the ratio of consolidated Secured Indebtedness of the Issuer and the Restricted Subsidiaries to Adjusted Total Assets would exceed 0.45 to 1.00.

(c) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness if, after giving effect to the Incurrence of such Indebtedness, on a Pro Forma Basis, the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries on a consolidated basis would be less than 2.00 to 1.0; provided that for so long as any Subsidiary of the Issuer Guarantees the Notes, the amount of additional Indebtedness that may be Incurred from and after the Issue Date by Restricted Subsidiaries that are not Subsidiary Guarantors under this clause (c) shall not exceed the greater of $295.0 million and an amount equal to 7.5% of Adjusted Total Assets in the aggregate for all such Restricted Subsidiaries at any time outstanding.

(d) Notwithstanding clauses (a), (b) and (c) of this Section 4.08, the Issuer or any of its Restricted Subsidiaries may Incur each and all of the following:

(1) Indebtedness of the Issuer or any of the Subsidiary Guarantors outstanding under the Credit Facilities and the issuance or creation of letters of credit and bankers’ acceptances thereunder or in connection therewith (with letters of credit and bankers acceptances being deemed to have a principal amount equal to the face amount thereof), in an aggregate principal amount at any one time outstanding not to exceed the sum of (1) the greater of $1,380.0 million and an amount equal to 35.0% of Adjusted Total Assets at any time outstanding plus (2) in the case of any refinancing of any Indebtedness permitted under this clause (1) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses Incurred in connection with such refinancing;

(2) Indebtedness owed to:

(A) the Issuer or a Subsidiary Guarantor evidenced by an unsubordinated promissory note; or

(B) any other Restricted Subsidiary; provided that if the Issuer or any Subsidiary Guarantor is an obligor, the Indebtedness is subordinated in right of payment to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor; and provided, further, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or any other Restricted Subsidiary) will be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2)(B);

(3) [reserved];

(4) Indebtedness under the Notes and the Note Guarantees issued on the Issue Date and Indebtedness outstanding as of the Issue Date (including the Existing 2025 Notes and the Existing 2029 Notes but excluding Indebtedness described in clause (1) above);

(5) Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund, other outstanding Indebtedness that was incurred under the provisions of paragraph (a), (b) or (c) of this Section 4.08 or clause (4), (5), (8), (9), (10), (14), (17), (18), (24), (25) or (27) of this Section 4.08(d), in an amount not to exceed the amount so Refinanced plus the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums, customary reserves required to be funded and maintained in connection with such Indebtedness and other costs and expenses Incurred in connection with such refinancing (any such action, to “Refinance” or a “Refinancing”); provided that Indebtedness will be permitted under this clause (5) only if:

(A) such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be Refinanced is subordinated to the Notes, if applicable; and

(B) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the earlier of (i) the Stated Maturity of the Indebtedness to be Refinanced, or (ii) the date that is 91 days after the Stated Maturity of the Notes, and the Average Life of such new Indebtedness is at least equal to the earlier of (1) the remaining Average Life of the Indebtedness to be Refinanced, or (2) 91 days more than the Average Life of the Notes;

provided, further, that in no event may Indebtedness of the Issuer or a Subsidiary Guarantor that ranks equally with or subordinate in right of payment to the Notes or such Subsidiary Guarantor’s Note Guarantee, as applicable, be Refinanced by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (5);

(6) (i) obligations (contingent or otherwise) existing or arising under any Hedging Obligations or Swap Contracts (including Hedge Agreements) entered into for the purpose of mitigating risks associated with fluctuations in interest rates (including both fixed to floating and floating to fixed contracts), foreign exchange rates or commodity price fluctuations in a non-speculative manner and (ii) Indebtedness consisting of any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction;

(7) Indebtedness under Secured Cash Management Agreements, cash pooling agreements with hotel management companies and in respect of netting services, any Overdraft Line and otherwise in connection with deposit accounts, commercial credit cards, stored value cards, purchasing cards and treasury management services, including any obligations pursuant to Cash Management Agreements, and other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs, controlled disbursement, ACH transactions, return items, interstate depository network service, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management, and in each case, similar arrangements and otherwise in connection with cash management, including cash management arrangements among the Issuer and its Subsidiaries;

(8) (A) Finance Leases, synthetic lease obligations, purchase money obligations or mortgage financings Incurred after the Issue Date and (B) Indebtedness secured by purchase money Liens, in an aggregate outstanding principal amount for clauses (A) and (B) on a combined basis Incurred from and after the Issue Date not to exceed the greater of $395.0 million and an amount equal to 10.0% of Adjusted Total Assets at any time outstanding; provided, however, that, subject to Section 4.08(g), any Refinancing Incurred under clause (5) above in respect of such Indebtedness shall be deemed to have been incurred under this clause (8) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (8);

(9) Indebtedness of the Issuer, to the extent the net proceeds therefrom are promptly:

(A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control Triggering Event; or

(B) deposited to defease or discharge the Notes pursuant to Articles 8 and 11 hereof;

(10) Indebtedness incurred in connection with any Sale and Leaseback Transaction;

(11) customer deposits and advance payments received from customers in the ordinary course of business;

(12) any Guarantee issued by the Issuer pursuant to the matters described in any indemnity agreements entered into for the benefit of a title company that has been engaged by the Issuer or any of its Restricted Subsidiaries;

(13) Guarantees by the Issuer or any Restricted Subsidiary of any Indebtedness of the Issuer or any Restricted Subsidiary; provided that such Indebtedness was permitted to be Incurred pursuant to this Section 4.08 other than under this clause (13); provided, further, that any such Guarantees by the Issuer or any Subsidiary Guarantor of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the obligations of the Issuer and the Subsidiary Guarantors under the Notes;

(14) Guarantees issued by the Issuer or any of its Restricted Subsidiaries of any Indebtedness of Joint Ventures or Unrestricted Subsidiaries Incurred from and after the Issue Date in an amount not to exceed the greater of $100.0 million and 2.5% of Adjusted Total Assets at any time outstanding, if both before and after giving effect to the incurrence of each such Guarantee, no Default or Event of Default has occurred or is continuing; provided, however, that, subject to Section 4.08(g), any Refinancing Incurred under clause (5) above in respect of such Indebtedness shall be deemed to have been incurred under this clause (14) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (14);

(15) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued under any Credit Facilities in an aggregate principal amount not to exceed the stated amount of such letter of credit (but which stated amount may include the amount of any anticipated premiums, expenses (including upfront fees and original issue discount) and any accretion in the principal amount thereof);

(16) contractual indemnity obligations entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of ownership or operation of their respective Properties;

(17) Indebtedness (A) of a Person outstanding on the date of any acquisition of such Person, including through the acquisition of a Person that becomes a Restricted Subsidiary or is acquired by, or merged or consolidated with or into, the Issuer or any Restricted Subsidiary, or that is assumed by the Issuer or any Restricted Subsidiary in connection with any such acquisition (other than Indebtedness incurred by such Person in connection with, or contemplation of, such acquisition, merger or consolidation), (B) Incurred to provide all or any portion of the funds utilized to acquire, or to consummate the transaction or series of related transactions in connection with or in contemplation of any acquisition of, a Person that becomes a Restricted Subsidiary, (C) assumed in connection with an asset acquisition by the Issuer or a Restricted Subsidiary or (D) Incurred in connection with any Investment in a third party permitted under this Indenture, in each case under this clause (17), as long as immediately after giving effect thereto, either (i) the Fixed Charge Coverage Ratio on a Pro Forma Basis would be at least 2.00 to 1.0 or (ii) the Fixed Charge Coverage Ratio on a Pro Forma Basis would be greater than or equal to the actual Fixed Charge Coverage Ratio immediately prior to such acquisition, incurrence or assumption, in each case under this clause (17), with the Fixed Charge Coverage Ratio calculated in accordance with Section 4.08(c);

(18) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, together with any other Indebtedness Incurred from and after the Issue Date pursuant to this clause (18) or Section 4.08(c) by such Restricted Subsidiaries, in an amount not to exceed the greater of $395.0 million and an amount equal to 10.0% of Adjusted Total Assets in the aggregate for all such Restricted Subsidiaries at any time outstanding; provided, however, that, subject to Section 4.08(g), any Refinancing Incurred under clause (5) above in respect of such Indebtedness shall be deemed to have been incurred under this clause (18) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (18);

(19) Indebtedness:

(A) arising from agreements providing for indemnification, adjustment of purchase or acquisition price or similar obligations Incurred or assumed to the extent permitted as an Investment under the definition of “Permitted Investments” below, or arising from the disposition of any business, assets or a Subsidiary not prohibited by this Indenture;

(B) arising from contingent liabilities in respect of any indemnification, adjustment of purchase price, non-compete, consulting, deferred taxes and similar obligations of the Issuer and the Restricted Subsidiaries Incurred in connection with acquisitions;

(C) owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, unemployment, health, disability or other employee benefits or Property, casualty or liability insurance to the Issuer or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case in the ordinary course of business or consistent with past practice or industry practices;

(D) in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case in the ordinary course of business or consistent with past practice or industry practices; or

(E) in respect of indemnification obligations existing on the Issue Date, including in connection with the Distribution Agreement;

(20) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments and trade letters of credit in the ordinary course of business or consistent with past practice or industry practice;

(21) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply agreements, in each case incurred in the ordinary course of business;

(22) Indebtedness incurred pursuant to or in connection with the terms of any tax matters or tax sharing agreement, employee matters agreement, transition services agreement, corporate services agreement or other similar agreement, including arising under the Distribution Agreement or any Ancillary Agreement;

(23) to the extent constituting Indebtedness, agreements to pay service fees to professionals (including architects, engineers and designers) in furtherance of and/or in connection with any project, in each case to the extent such agreements and related payment provisions are reasonably consistent with commonly accepted industry practices as determined in good faith by the Issuer (provided that no such agreements shall give rise to Indebtedness for borrowed money);

(24) any Qualified Non-Recourse Debt and/or any Project Financing Incurred from and after the Issue Date at any time outstanding in an aggregate outstanding principal amount not to exceed (a) $50.0 million in the aggregate plus (b) $50.0 million in respect of Qualified Non-Recourse Debt incurred solely to finance the acquisition or continued ownership of any Related Business; provided, however, that, subject to Section 4.08(g), any Refinancing Incurred under clause (5) above in respect of such Indebtedness shall be deemed to have been incurred under this clause (24) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (24);

(25) Indebtedness incurred to fund any payments required under a Tax Protection Agreement entered into by the Issuer or a Parent Entity;

(26) Permitted Government Revenue Bond Indebtedness; and

(27) other Indebtedness Incurred from and after the Issue Date not to exceed the greater of $335.0 million and 8.5% of Adjusted Total Assets at any time outstanding; provided, however, that, subject to Section 4.08(g), any Refinancing Incurred under clause (5) above in respect of such Indebtedness shall be deemed to have been incurred under this clause (27) for purposes of determining the amount of Indebtedness that may at any time be Incurred under this clause (27).

(e) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. Notwithstanding any other provision of this Indenture, the maximum amount of Indebtedness that the Issuer or any of its Restricted Subsidiaries may Incur shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

(f) For purposes of determining any particular amount of Indebtedness under this Section 4.08, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount will not be included (i.e., there will be no double-counting).

(g) For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses of Section 4.08(d) or is Incurred in compliance with clauses (a), (b) and (c) of this Section 4.08, as applicable, the Issuer, in its sole discretion, may classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such categories; provided that the Issuer may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later reclassify all or a portion of such item of Indebtedness, in any manner that complies within this Section 4.08. For the avoidance of doubt, any Indebtedness under the Initial Notes shall be treated as Incurred as of the Issue Date in reliance on the exception provided by Section 4.08(d)(4) but may be later reclassified in accordance with this Section 4.08(g). Notwithstanding the foregoing, any Indebtedness under the XHR Loan Documents outstanding on the Issue Date will at all times be treated as Incurred in reliance on the exception provided by Section 4.08(d)(1).

(h) The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

(i) At the time of Incurrence, classification or reclassification, the Issuer or the applicable Restricted Subsidiary will be entitled to divide an item of Indebtedness and classify each portion of the Indebtedness in separate categories of Indebtedness described in clause (a), (b) or (c) of this Section 4.08 or clauses (1) through (27) of Section 4.08(d) hereof (or any portion thereof) without giving Pro Forma effect to the Indebtedness Incurred, classified or reclassified pursuant to any other clause or paragraph of this Section 4.08 (or any portion thereof) when calculating the amount of Indebtedness that may be Incurred, classified or reclassified pursuant to any such clause or paragraph (or any portion thereof) at such time; provided that, for the avoidance of doubt, it is understood and agreed that for any Indebtedness Incurred, classified or reclassified in reliance on a category of permitted Indebtedness involving the calculation of a ratio, such Indebtedness will be included in the calculation of such ratio at the time of such Incurrence, classification or reclassification.

(j) In connection with (A) the Incurrence or issuance, as applicable, of revolving loan Indebtedness under this Section 4.08 or (B) any commitment to Incur or issue Indebtedness under this Section 4.08, the Issuer or the applicable Restricted Subsidiary may designate such Incurrence or issuance as having occurred on the date of first Incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual Incurrence or issuance will be deemed for all purposes under the Indenture to have been Incurred or issued on such Deemed Date, including without limitation for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable), the ratio of consolidated Indebtedness to Adjusted Total Assets, the ratio of consolidated Secured Indebtedness to Adjusted Total Assets, and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination of such commitments shall be made on a Pro Forma Basis after giving effect to the deemed Incurrence or issuance and related transactions in connection therewith).

Section 4.09 Asset Sales.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1) the consideration received by the Issuer or such Restricted Subsidiary (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) is at least equal to the Fair Market Value of the assets sold or disposed of, and

(2) at least 75.0% of the consideration received by the Issuer or such Restricted Subsidiary consists of cash or Cash Equivalents or Replacement Assets; provided that, with respect to the sale of one or more Properties, up to 75.0% of the consideration may consist of Indebtedness of the purchaser of such Properties so long as such Indebtedness is secured by a first priority Lien on the Properties sold; provided, further, that, for purposes of this clause (2), the following will be deemed to be cash:

(A) any liabilities of the Issuer or any such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and for which either (a) the Issuer and any such Restricted Subsidiaries have been validly released by the creditors or (b) the transferee and/or an Affiliate thereof has agreed in writing to fully indemnify the Issuer or such Restricted Subsidiaries;

(B) any securities, evidences of Indebtedness, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the consummation of such Asset Sale; and

(C) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of $200.0 million and an amount equal to 5.0% of Adjusted Total Assets, as of any date of Incurrence, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

In addition, any Asset Sale arising from any sale, transfer or other disposition of an Investment in a Joint Venture to the extent required by, or made pursuant to, customary buy/sell arrangements between the Joint Venture parties set forth in joint venture or similar agreements need not comply with clauses (1) and (2) above to the extent that such transaction is otherwise permitted under this Indenture and the Net Cash Proceeds received in such transaction shall be applied in accordance with the provisions of this Section 4.09 set forth below.

(b) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Issuer will or will cause such Net Cash Proceeds (or an amount equal to such Net Cash Proceeds) to be applied to:

(1) permanently reduce Secured Indebtedness of the Issuer or any Subsidiary Guarantor or Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, in each case owing to a Person other than the Issuer or any of its Restricted Subsidiaries;

(2) fund all or a portion of an optional redemption of the Notes pursuant to Section 3.07 hereof or repurchase the Notes in open market transactions if such repurchase is not otherwise prohibited by this Indenture;

(3) permanently reduce Obligations ranking pari passu with the Notes; provided that if the Issuer or any Restricted Subsidiary shall so reduce any such pari passu Obligations, the Issuer will equally and ratably reduce or offer to reduce Obligations under the Notes pursuant to Section 3.07 hereof through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth herein) to all Holders to purchase their Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the principal amount of Notes so purchased;

(4) make (A) an investment in or acquisition of any one or more Replacement Assets, (B) capital expenditures in a Related Business owned by the Issuer or a Restricted Subsidiary or (C) an acquisition of other assets of a nature or type that are used in or useful to the business of the Issuer or any of its Restricted Subsidiaries existing on the date of such investment, capital expenditure or acquisition; or

(5) any combination of the foregoing;

provided, that the Issuer will be deemed to have complied with the provisions described in clause (4) of this Section 4.09 if and to the extent that the Issuer or any of its Restricted Subsidiaries enter into a definitive agreement committing to make such investment, acquisition or capital expenditure or so invest within such 365-day period, which acquisition, capital expenditure or investment shall be made within 180 days after the end of such 365-day period.

(c) Pending the application of any such Net Cash Proceeds as described above, the Issuer may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 365-day period as set forth in the preceding sentence and not applied (or committed to be applied) as so required by the end of such period will constitute “Excess Proceeds.” If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this Section 4.09 totals more than the greater of (x) $65.0 million and (y) 1.6% of Adjusted Total Assets, the Issuer must commence, not later than 20 Business Days thereafter, and consummate an Offer to Purchase from the Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to an Offer to Purchase or redeem with the proceeds of sales of assets, on a pro rata basis (subject to adjustments to maintain the authorized denominations for the Notes and any pari passu Indebtedness), an aggregate principal amount of Notes and such other pari passu Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus, in each case, accrued and unpaid interest, to, but not including, the Payment Date.

(d) If the aggregate principal amount of Notes and other pari passu Indebtedness with the Notes tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, then the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of the Notes and such other pari passu Indebtedness tendered (subject to adjustments to maintain the authorized denominations for the Notes and any pari passu Indebtedness). Upon completion of each Offer to Purchase, any remaining Excess Proceeds subject to such Offer to Purchase will no longer be deemed to be Excess Proceeds and may be applied to any other purpose not prohibited under this Indenture.

(e) If any such Offer to Purchase is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in the Issuer’s discretion, the Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Payment Date, or by the Payment Date as so delayed, in each case in accordance with Section 3.03 hereof.

(f) On the Payment Date, the Issuer will:

(1) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

(2) deposit with the applicable paying agent money sufficient, as determined by the Issuer, to pay the purchase price of all Notes or portions thereof so accepted; and

(3) promptly thereafter deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Issuer.

The Paying Agent will promptly deliver to the Holders so accepted payment in an amount equal to the purchase price, and the Trustee will promptly authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered; provided that each Note purchased and each new Note issued will be in a principal amount of $2,000 and any higher integral multiple of $1,000. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.

(g) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase in connection with an Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue of such compliance.

Section 4.10 Transactions with Affiliates.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to enter into, renew or extend any transaction of any kind with any Affiliate of the Issuer or any of its Restricted Subsidiaries (other than transactions between or among any Parent Entity, the Issuer and the Restricted Subsidiaries), in each case, involving consideration in excess of the greater of (x) $65.0 million and (y) 1.6% of Adjusted Total Assets in the aggregate (an “Affiliate Transaction”) for any transaction or series of related transactions, except upon terms and conditions (taken as a whole) that are not materially less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate.

(b) The foregoing limitation does not limit, and will not apply to:

(1) (i) any payments or other transactions pursuant to any tax sharing or cost sharing agreement between or among the Issuer, any Restricted Subsidiary and any Parent Entity, and (ii) any transactions undertaken between or among them for the purpose of improving the consolidated tax efficiency of any Parent Entity, the Issuer or any Restricted Subsidiary;

(2) payments or other transactions (including the payment of any fees and expenses in connection therewith) pursuant to or in connection with transactions pursuant to agreements generally described in the Offering Memorandum or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not, in the good faith determination of the Issuer, materially less favorable to the Issuer and the Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(3) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(4) any transaction with a Joint Venture, partnership, limited liability company or other entity that would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an Equity Interest in such Joint Venture, partnership, limited liability company or other entity;

(5) (i) license or lease agreements with any Unrestricted Subsidiary or Joint Venture on terms which, taken as a whole together with all related transactions with such Unrestricted Subsidiary or Joint Venture, are commercially reasonable, (ii) other agreements and transactions in the ordinary course of business (and reasonable extensions of such course of business) with, or for the benefit of, any Unrestricted Subsidiary or Joint Venture on terms that are commercially reasonable or which are materially consistent with the past practices of the Issuer, and (iii) any agreement by an Unrestricted Subsidiary or Joint Venture to pay management, development or other similar fees to the Issuer or a Restricted Subsidiary, directly or indirectly, relating to the provision of management services, overhead, sharing of customer lists and customer loyalty programs;

(6) (i) the issuance, sale or transfer, and transactions related to the issuance, sale or transfer, of Equity Interests of the Issuer to any Parent Entity or any Affiliate thereof, including in connection with capital contributions by such Parent Entity or any Affiliate thereof to the Issuer or any of its Restricted Subsidiaries, (ii) capital contributions by any Parent Entity to the Issuer or any Restricted Subsidiary and (iii)

redemptions, repurchases, and retirement of Equity Interests of the Issuer in connection with redemptions, repurchases and retirements of substantially corresponding Equity Interests of a Parent Entity;

(7) director’s fees and any employment, consulting, service, severance or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Issuer (or any Parent Entity) or any of its Restricted Subsidiaries with officers, directors, employees and consultants of the Issuer (or any Parent Entity) or its Restricted Subsidiaries that are Affiliates of the Issuer or its Subsidiaries and the payment of compensation, customary fees, perquisites and fringe benefits and the issuance of securities of the Issuer or any Parent Entity to such officers, directors, employees and consultants (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case (i) in the ordinary course of business, (ii) pursuant to arrangements in effect on the Issue Date or (iii) as may be approved by the Compensation Committee of the Board of Directors of Parent;

(8) the payment of fees, commission, payroll, reasonable out-of-pocket costs, travel and similar advances or loans (including payment or cancellation thereof) to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Issuer (or any Parent Entity) and its Subsidiaries to the extent attributable to the ownership, management or operation of the Issuer (or any Parent Entity) and its Subsidiaries, in each case (i) in the ordinary course of business, (ii) pursuant to arrangements in effect on the Issue Date or (iii) as may be approved by the Compensation Committee of the Board of Directors of Parent;

(9) any transactions entered into pursuant to the Distribution Agreement or any Ancillary Agreement, and amendments to such agreements or the Issuer Operating Agreement that are not adverse to the interests of the holders in any material respect;

(10) (i) any Restricted Payments or Permitted Investments not prohibited by Section 4.06, (ii) the Incurrence of any Indebtedness permitted under clauses (2), (4), (5), (7), (8), (12), (13), (14), (17), (18), (19), (22) and (25) of Section 4.08(d), (iii) any sales or other dispositions of assets that do not constitute “Asset Sales” pursuant to the first sentence of such definition, and (iv) the Incurrence of any Liens constituting “Permitted Liens” pursuant to clauses (2) through (33), (38), (40), (50), (51), (54) and (60) of such definition;

(11) (i) the exercise by the Issuer of rights under derivative securities linked to Equity Interests underlying Convertible Indebtedness or similar products purchased by the Issuer or Parent in connection with the issuance of Convertible Indebtedness and (ii) any termination fees or similar payments in connection with the termination of warrants or other Equity Interests issued in connection with such Convertible Indebtedness;

(12) affiliate transactions and agreements disclosed or referred to in Parent’s filings with the Commission on or prior to and as in effect on the Issue Date (in each case, including any amendment, modification or extension thereto to the extent such amendment, modification or extension, taken as a whole, is not (i) adverse to the Holders in any material respect or (ii) more disadvantageous to the Holders than the relevant transaction in existence on the Issue Date in any material respect);

(13) agreements with Joint Ventures and Unrestricted Subsidiaries to facilitate arrangements related to (i) easements, exceptions, reservations, condominium documents or other agreements or documents for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, traffic signals, drainage, irrigation, water, electricity and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal or other minerals, and other like purposes affecting Property, facilities or equipment which individually or in the aggregate do not materially burden or impair the Fair Market Value or use of such Property for the purposes for which it is or may reasonably be expected to be held or (ii) easements, exceptions, reservations, condominium documents or other agreements or documents for the purpose of facilitating the joint or common use of Property in or adjacent to a neighboring development, timeshare or residential property, shopping center, office building, utility company, public facility or other projects affecting Property which individually or in the aggregate do not materially burden or impair the Fair Market Value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

(14) leases or subleases (i) not interfering in any material respect with the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries (which, for the avoidance of doubt, includes operating subleases) and (ii) licenses or sublicenses of Intellectual Property made in the ordinary course of business, and termination of leases and Swap Contracts in the ordinary course of business;

(15) entry into and transactions pursuant to Tax Protection Agreements or any amendment, modification or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not in the good faith determination of the Issuer, materially less favorable to the Issuer and the Restricted Subsidiaries than the original agreement;

(16) (i) the exercise by the Issuer of rights under derivative securities linked to Equity Interests underlying Convertible Indebtedness or similar products purchased by the Issuer or a Parent Entity in connection with the issuance of Convertible Indebtedness and (ii) any termination fees or similar payments in connection with the termination of warrants or other Equity Interests issued in connection with such Convertible Indebtedness; and

(17) transactions (A) approved by (i) a majority of the disinterested members of the Board of Directors of Parent or (ii) a majority of either the Nominating and Corporate Governance Committee or the Compensation Committee (or any successor committees with substantially the same responsibilities) of Parent constituted as set forth in the bylaws of Parent (as in effect from time to time) or (B) for which the Issuer or any of its Restricted Subsidiaries delivers to the Trustee a written opinion of an independent qualified real estate appraisal firm or a nationally recognized investment banking, accounting or appraisal firm, stating that the transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view.

Notwithstanding the foregoing, any transaction or series of related transactions covered by Section 4.10(a) hereof and not covered by clauses (1) through (16) of Section 4.10(b) hereof the amount of which exceeds the greater of (x) $130.0 million and (y) 3.3% of Adjusted Total Assets in value must be approved or determined to be fair in the manner provided for in clause (17)(A) or (B) of Section 4.10(b) hereof.

Section 4.11 Liens.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause to become effective any Lien of any kind (other than Permitted Liens) that secures Obligations upon any of their property or assets, now owned or hereafter acquired, unless (i) in the case of Liens securing Subordinated Indebtedness, the Notes and the Note Guarantees are secured by a Lien on such property or assets that is senior in priority to such Liens, or (ii) in all other cases, the Notes and the Note Guarantees are secured on an equal and ratable basis with the Obligations so secured, in each case, until such time as such Obligations are no longer secured by a Lien.

For purposes of determining compliance with this Section 4.11, in the event that any Lien meets the criteria of more than one of the types of Liens described under the definition of “Permitted Liens,” the Issuer, in its sole discretion, may classify such Lien in one such type of Permitted Liens; provided that the Issuer may divide and classify a Lien in one or more of the types of Permitted Liens and may later reclassify all or a portion of such Lien, in any manner that complies within this Section 4.11.

Section 4.12 Corporate Existence.

Subject to Article 5 and Section 10.04 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) their corporate, partnership or other existence, and the corporate, partnership or other existence of each of their Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary (it being understood that legal name changes may be made upon the reasonable discretion of the Issuer); and

(2) the rights (charter and statutory) and licenses of the Issuer and its Restricted Subsidiaries;

provided, however, that the Issuer shall not be required to preserve any such right or license, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the loss thereof would not reasonably be expected to be materially adverse to the Issuer and its Subsidiaries, taken as a whole.

Section 4.13 Offer to Purchase Upon Change of Control Triggering Event.

(a) Unless the Issuer has previously or concurrently sent a redemption notice with respect to all existing Notes pursuant to Section 3.07 and all conditions precedent applicable to such redemption notice have been satisfied, within 30 days following any Change of Control

Triggering Event or, at the option of the Issuer, prior to any Change of Control Triggering Event, but after public announcement of the transaction or transactions that constitute or may constitute the Change of Control Triggering Event, the Issuer will commence an Offer to Purchase for all Notes then outstanding at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the Payment Date. The Offer to Purchase will, if sent prior to the date on which the Change of Control Triggering Event occurs, describe the transaction or transactions that constitute or may constitute the Change of Control Triggering Event, and state that the Offer to Purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Payment Date.

(b) Subject to Section 4.13(c), the provisions described above that require the Issuer to make an Offer to Purchase following a Change of Control Triggering Event will be applicable regardless of whether any other provisions of this Indenture are applicable.

(c) The Issuer will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

(d) [reserved].

(e) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue of its compliance with such securities laws or regulations.

(f) If the terms of any Credit Facility prohibit the Issuer from making an Offer to Purchase or from purchasing the Notes pursuant thereto, prior to the sending of the notice to Holders, but in any event within 30 days following any Change of Control Triggering Event, the Issuer covenants to:

(1) repay in full all Indebtedness outstanding under such Credit Facilities or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer; or

(2) obtain the requisite consent under such Credit Facilities to permit the purchase of the Notes as described above.

(g) The Issuer must first comply with clause (f) of this Section 4.13 before it will be required to purchase Notes in the event of a Change of Control Triggering Event; provided, however, that the Issuer’s failure to comply with clause (f) of this Section 4.13 or to make a Change of Control Offer to Purchase because of any such failure shall constitute a Default described in clause (4) in Section 6.01 (and not under clause (3) in Section 6.01 hereof); provided further, if the Issuer has instituted any liability management procedures or is otherwise engaged in obtaining the requisite consents under such Credit Facilities to permit the purchase of the Notes (such engagement to be determined by the Issuer in its sole discretion), the Issuer shall have an additional 30 days following the initial 30-day period after the occurrence of a Change of Control Triggering Event to secure such consents and no Default shall have occurred if such consents are obtained within such 30-day period.

(h) If any such Offer to Purchase is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in the Issuer’s discretion, the Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Payment Date, or by the Payment Date as so delayed, in each case in accordance with Section 3.03 hereof.

(i) On the Payment Date, the Issuer will:

(1) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

(2) deposit with the applicable paying agent money sufficient, as determined by the Issuer, to pay the purchase price of all Notes or portions thereof so accepted; and

(3) promptly thereafter deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Issuer.

The Paying Agent will promptly deliver to the Holders so accepted payment in an amount equal to the purchase price, and the Trustee will promptly authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered; provided that each Note purchased and each new Note issued will be in a principal amount of $2,000 and any higher integral multiple of $1,000. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.

Section 4.14 Limitation on Issuances of Guarantees by Subsidiary Guarantors.

The Issuer will not permit any Subsidiary Guarantor to Guarantee, directly or indirectly, any Indebtedness of the Issuer or any Subsidiary Guarantor (“Guaranteed Indebtedness”), unless:

(1) if the Guaranteed Indebtedness ranks equally in right of payment with the Notes or a Note Guarantee, the Guarantee of such Guaranteed Indebtedness will rank equally with, or subordinate to, the Note Guarantee; or

(2) if the Guaranteed Indebtedness is subordinate in right of payment to the Notes or a Note Guarantee, the Guarantee of such Guaranteed Indebtedness will be subordinated in right of payment to the Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee.

Section 4.15 Suspension of Covenants.

(1) If, on any date following the Issue Date, (i) the Notes are rated Investment Grade by at least two of S&P, Moody’s and Fitch (or, if any of S&P, Moody’s or Fitch has been replaced in accordance with the definition of “Rating Agencies,” by at least two of the then-applicable Rating Agencies) and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (such date, the “Suspension Date”), the Issuer and its Restricted Subsidiaries will no longer be subject to Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.14, 4.17 or 5.01(3) hereof (such period during which the Issuer and its Restricted Subsidiaries are not subject to such covenants, a “Suspension Period”).

(2) In the event of any Suspension Period as a result of the foregoing, and on any subsequent date (such date, a “Reversion Date”) the Notes are no longer rated Investment Grade by at least two of S&P, Moody’s and Fitch (or, if any of S&P, Moody’s or Fitch has been replaced in accordance with the definition of “Rating Agencies,” by at least two of the then-applicable Rating Agencies), then the Issuer and its Restricted Subsidiaries will thereafter again be subject to such covenants under this Indenture with respect to future events.

(3) The Issuer shall promptly upon its occurrence deliver to the Trustee, an Officer’s Certificate notifying the Trustee of the occurrence of any Suspension Date or Reversion Date, and the date thereof. The Trustee shall not have any obligation to monitor the occurrence or dates of any Suspension Date or Reversion Date or to independently determine or verify if such events have occurred and may rely conclusively on such Officer’s Certificate. The Trustee shall not have any obligation to notify the Holders of the occurrence or dates of any Suspension Date or Reversion Date.

(4) On each Reversion Date, all Indebtedness Incurred during the Suspension Period shall be classified as having been Incurred pursuant to Section 4.08 hereof (to the extent such Indebtedness would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.08 hereof, such Indebtedness shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.08(d)(4) hereof. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.06 hereof shall be made as though such covenant had been in effect since the Issue Date and prior, but not during, the Suspension Period; provided that any Subsidiaries designated as Restricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to the Issuer’s right to subsequently designate them as Unrestricted Subsidiaries in compliance with Article 4 hereof). Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.06 hereof. In addition: (i) for purposes of Section 4.10, all agreements and arrangements entered into by the Issuer and any Restricted Subsidiary with an Affiliate of the Issuer during the Suspension Period prior to such Reversion Date will be deemed to have been entered into prior to the Issue Date; (ii) for purposes of Section 4.07, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been entered pursuant to Section 4.07(b)(1), and (iii) for purposes of Section 4.11, any Lien Incurred during a Suspension Period will be deemed to have been incurred pursuant to clause (35) of the definition of “Permitted Liens.” No Default or Event of Default shall be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, the Issuer shall comply with the terms of Section 4.17 hereof.

(5) For purposes of Section 4.09 hereof, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

Section 4.16 Maintenance of Total Unencumbered Assets.

The Issuer and its Restricted Subsidiaries shall, at all times, including for the avoidance of doubt during any Suspension Period, maintain Total Unencumbered Assets as of the end of each Fiscal Quarter of not less than 150.0% of the aggregate outstanding principal amount of the Issuer’s and its Restricted Subsidiaries’ Unsecured Debt as of the end of each Fiscal Quarter, all calculated on a consolidated basis in accordance with GAAP.

Section 4.17 Future Guarantors.

The Issuer will cause each Restricted Subsidiary that is not then the Issuer or a Subsidiary Guarantor that (a) Incurs any Indebtedness under the XHR Credit Agreement, any other Indebtedness Incurred pursuant to Section 4.08(d)(1) and/or any Capital Markets Indebtedness or (b) Guarantees any Indebtedness of the Issuer or any Subsidiary Guarantor under the XHR Credit Agreement, any other Indebtedness incurred pursuant to Section 4.08(d)(1) or any Capital Markets Indebtedness of the Issuer or any other Subsidiary Guarantor, to, within 20 Business Days thereof, execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which such Restricted Subsidiary shall become a Subsidiary Guarantor under this Indenture providing for a Guarantee by such Restricted Subsidiary on the same terms and conditions as those set forth in this Indenture and applicable to the other Subsidiary Guarantors; provided that this Section 4.17 will not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or to any Guarantee by any Restricted Subsidiary of Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor outstanding as of the Issue Date or any Refinancing thereof to the extent required by the terms of such Indebtedness.

Notwithstanding the foregoing, the Note Guarantee by a Subsidiary Guarantor that is a Restricted Subsidiary of the Issuer will be automatically released pursuant to Section 10.05 hereof.

Section 4.18 Limited Condition Transactions.

In connection with any Limited Condition Transaction (including any financing thereof), at the Issuer’s election, (a) compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the date a definitive agreement for such Limited

Condition Transaction is entered into (the “effective date”) and not as of any later date as would otherwise be required under this Indenture, and (b) any calculation contemplated by Section 4.08 or any amount based on any other calculation or determination under any basket or ratio under this Indenture may be made as of such effective date, giving Pro Forma effect to such Limited Condition Transaction and any related transactions (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the effective date. If the Issuer makes such an election, any subsequent calculation of any such ratio, basket and/or percentage (unless the definitive agreement for such Limited Condition Transaction expires or is terminated without its consummation) shall be calculated on an equivalent Pro Forma Basis. Notwithstanding the foregoing, the Issuer may at any time withdraw any election made hereunder.

ARTICLE 5

SUCCESSORS

Section 5.01 Consolidation, Merger and Sale of Assets.

The Issuer will not consolidate or merge with or into, or sell, convey, transfer or otherwise dispose (collectively, a “transfer”) of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer unless:

(1) the Issuer is the continuing Person, or the Person formed by such consolidation or into which the Issuer is merged or that acquired such property and assets of the Issuer, is an entity organized and validly existing under the laws of the United States or any state or jurisdiction thereof and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Issuer under the Notes and this Indenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction on a Pro Forma Basis, the Issuer, or any Person becoming the successor obligor of the Notes, as the case may be, (A) could Incur at least $1.00 of Indebtedness in compliance with both clauses (a) and (c) of Section 4.08 hereof or (B) has a ratio of consolidated Indebtedness to Adjusted Total Assets that is no higher than the ratio of consolidated Indebtedness to Adjusted Total Assets of the Issuer immediately before giving effect to the transaction and any related Incurrence of Indebtedness; provided that this clause (3) will not apply to (i) a consolidation or merger of one or more Restricted Subsidiaries with or into the Issuer or (ii) any merger effected solely to change the state of domicile of the Issuer; and

(4) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture and other documents or instruments comply with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger or any transfer of all or substantially all of the Issuer’s assets, in accordance with the foregoing, the successor Person formed by such consolidation or into which the Issuer is merged or to which such transfer is made, will succeed to, be substituted for, and may exercise every one of the Issuer’s rights and powers under this Indenture with the same effect as if such successor Person had been named therein as the Issuer, and, except in the case of the lease or a sale or other transfer of less than all assets, the Issuer will be released from the obligations under the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default in the payment of principal of, or premium, if any, on any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(3) default in the performance or breach of Section 5.01 or 10.04 hereof or the failure by the Issuer or any of its Restricted Subsidiaries to make or consummate an Offer to Purchase in accordance with Section 4.09 or 4.13, which failure continues for a period of 30 days;

(4) default in the performance of or breach of any other covenant or agreement in this Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25.0% or more in aggregate principal amount of the Notes; provided that a notice of default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of default;

(5) there occurs with respect to any issue or issues of Indebtedness of the Issuer or any Significant Subsidiary having an outstanding principal amount of (i) the greater of (x) $130.0 million or (y) 3.3% of Adjusted Total Assets or more in the aggregate, in the case of Recourse Indebtedness (other than the Notes), or (ii) Non-Recourse Indebtedness for which the aggregate Equity Value of the Real Estate Assets securing such Non-Recourse Indebtedness exceeds the greater of $335.0 million and 15% of the Total Equity Value (the “Non-Recourse Indebtedness Threshold”), in each case, for all such issues of all such Persons, whether such Indebtedness now exists or is created after the date of this Indenture:

(A) an event of default that has caused the Holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

(B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6) any final judgment or order (not covered by insurance) for the payment of money (i) relating to defaults or failure to make payments when due on Non-Recourse Indebtedness in excess of the Non-Recourse Indebtedness Threshold or (ii) in all other cases, in excess of the greater of (x) $130.0 million and (y) 3.3% of Adjusted Total Assets in the aggregate, in each case, for all such final judgments or orders against the Issuer or any Significant Subsidiary:

(A) is rendered against the Issuer or any Significant Subsidiary and is not paid or discharged; and

(B) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against the Issuer or any Significant Subsidiary (i) relating to defaults or failure to make payments when due on Non-Recourse Indebtedness to exceed the Non-Recourse Indebtedness Threshold or (ii) in all other cases, to exceed the greater of (x) $130.0 million and (y) 3.3% of Adjusted Total Assets, in each case, during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7) a court having jurisdiction enters a decree or order for:

(A) relief in respect of Parent, the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of Parent, the Issuer or any Significant Subsidiary; or

(C) the winding up or liquidation of the affairs of Parent, the Issuer or any Significant Subsidiary,

and, in each case, such decree or order remains unstayed and in effect for a period of 90 consecutive days;

(8) Parent, the Issuer or any Significant Subsidiary:

(A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law;

(B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Parent, the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of Parent, the Issuer or any Significant Subsidiary; or

(C) effects any general assignment for the benefit of its creditors; or

(9) any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or Parent or any Subsidiary Guarantor notifies the Trustee in writing that it denies or disaffirms its obligations under its Note Guarantee.

Section 6.02 Acceleration; Noteholder Direction.

If an Event of Default (other than an Event of Default specified in Section 6.01(7) or Section 6.01(8) above that occurs with respect to Parent, the Issuer or any Significant Subsidiary) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25.0% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest will be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(5) above has occurred and is continuing, such declaration of acceleration will be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(5) shall be remedied or cured by the Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in Section 6.01(7) or Section 6.01(8) above occurs with respect to Parent, the Issuer or any Significant Subsidiary, the principal of, premium, if any, and accrued interest on the Notes then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuer and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and nonappealable determination of a court of competent jurisdiction on such matter if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee, an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the Trustee), with the effect that such Default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding three paragraphs to the contrary, any Noteholder Direction delivered to the Trustee, during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. In addition, for the avoidance of doubt, the foregoing paragraphs shall not apply to any Holder that is a Regulated Bank; provided that if a Regulated Bank is a Directing Holder or a beneficial owner directing DTC it shall provide a written representation to the Issuer that it is a Regulated Bank.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction and any Officer’s Certificate delivered to it in connection and in accordance with this Indenture and shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall not have any liability to the Issuer, any Holder or any other Person in acting in good faith on a Noteholder Direction.

The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(X) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

(Y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an Offer to Purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Holders of at least a majority in aggregate principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders (it being understood that the Trustee has no duty to determine whether any action is prejudicial to any Holder). Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it against all fees, losses, liabilities and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25.0% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer, and if requested, provide to the Trustee indemnity and security satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the provision of indemnity and security; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium on, if any, or interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation and reasonable expenses and liabilities incurred (including, without limitation, reasonable and documented fees and expenses of legal counsel), and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10.0% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing of which the Trustee has received written notice or which is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default of which the Trustee has received written notice or which is actually known to a Responsible Officer of the Trustee:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture, as modified or supplemented by a supplemental indenture, if any, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (e) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds is not reasonably assured to it or it has not received indemnity satisfactory to it against such risk of loss.

(f) The Trustee shall not be liable for interest on any money received by it and all such moneys shall remain uninvested. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall Incur no liability of any kind by reason of such inquiry or investigation.

(d) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(e) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(f) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties hereunder.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered and, if requested, provided to the Trustee security and/or indemnity satisfactory to the Trustee, in its sole discretion, against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.

(n) The Trustee shall not be liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics or pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

(o) The Trustee shall not have any duty to monitor or investigate the Issuer’s compliance with or breach of any representation, warranty, covenant or duty made in this Indenture. Delivery of reports, information and documents under Section 4.03 of this Indenture is for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any of the information therein including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates provided to it by the Issuer).

(p) The Trustee shall not be deemed to have notice of any Default or Event of Default, except an Event of Default under Section 6.01(1) or 6.01(2) (if the Trustee is the Paying Agent), unless a Responsible Officer of the Trustee has received written notice of such Default or Event of Default at the Corporate Trust Office of the Trustee.

Section 7.03 Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and the Trustee has received written notice of such Default or Event of Default at the Corporate Trust Office of the Trustee, or in the case of a Default or Event of Default under Section 6.01(1) or 6.01(2) (when the Trustee is the Paying Agent) if it is known to a Responsible Officer of the Trustee, the Trustee shall deliver to Holders a notice of the Default or Event of Default within 90 days after receipt of such written notice, or in the case of a Default or Event of Default under Section 6.01(1) or 6.01(2) (when the Trustee is the Paying Agent) if it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06 Compensation and Indemnity.

(a) The Issuer shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the Issuer and the Trustee shall agree in writing from time to time. The Trustee’s compensation will not be limited by any law on compensation of a Trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents, professional advisers and legal counsel.

(b) The Issuer and the Guarantors shall, jointly and severally, indemnify the Trustee (including the Trustee’s officers, directors, agents, counsels and employees) against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to its own negligence or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Issuer shall pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) The obligations of the Issuer and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d) To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(e) Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by providing 30 days’ prior notice to the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10.0% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

The Trustee is subject to TIA §310(b).

Section 7.10 Preferential Collection of Claims Against Issuer.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of such outstanding Notes to receive payments in respect of the principal of, premium on, if any, and interest on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Issuer’s obligations with respect to such Notes under Article 2 concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and Section 4.02 hereof;

(3) the rights, powers, trusts, duties, immunities and indemnities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16 and 4.17 and clauses (3) and (4) of Section 5.01 and Section 10.04 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6), (7) (with respect to Significant Subsidiaries only), (8) (with respect to Significant Subsidiaries only) and (9) will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under Section 8.02 or 8.03, respectively, hereof:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, as determined by the Issuer in good faith and certified in an Officer’s Certificate to the Trustee, to pay the principal of, premium on, if any, and interest on such outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that:

(A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound; and

(6) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium on, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, will thereupon cease.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(1) to cure any ambiguity, defect, omission or inconsistency in this Indenture, the Notes or the Note Guarantees;

(2) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders and the Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets to comply with Article 5 or Section 10.04;

(3) to comply with any requirements of the Commission in connection with any qualification of this Indenture under the TIA, if applicable;

(4) to evidence and provide for the acceptance of an appointment by a successor Trustee;

(5) to provide for any Guarantee of the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of the Notes when such release, termination or discharge is required or permitted by this Indenture;

(6) to add to the covenants of the Issuer or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to provide for the issuance of Additional Notes and related Guarantees in accordance with the terms of this Indenture;

(8) to conform the text of this Indenture, the Notes, the Note Guarantees to any provision of the “Description of the notes” section of the Offering Memorandum;

(9) [reserved];

(10) [reserved];

(11) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any Holder in any material respect;

(12) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act, or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Notes; provided that the action shall not adversely affect the interests of the Holders;

(14) provide for a reduction in the minimum denominations of the Notes;

(15) comply with the rules of any applicable securities depositary; or

(16) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code.

Upon the request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02, 9.05 and 12.03 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture or other amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture or other amendment or supplement that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders.

Except as provided below in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture (including without limitation, Section 4.09 and Section 4.13 hereof), the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Issuer accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture or other amendment or supplement, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02, 9.05 and 12.03 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture, unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to deliver such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) change the Stated Maturity of the principal of, or any installment of interest on, any such Note;

(2) reduce the principal amount of, or premium, if any, or interest on, any such Note;

(3) change the place of payment of principal of, or premium, if any, or interest on, any such Note;

(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any such Note;

(5) reduce the above-stated percentages of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

(6) waive a default in the payment of principal of, premium, if any, or interest on such Notes;

(7) voluntarily release a Guarantor of such Notes other than in accordance with this Indenture;

(8) after the time an Offer to Purchase is required to have been made pursuant to Section 4.09 or 4.13 hereof, reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder;

(9) make any change to, or modification of, the ranking of the Notes that would adversely affect the Holders; or

(10) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. When approval of Holders is required under this Article 9, evidence of such approval shall be delivered to the Trustee with an Officer’s Certificate. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.03 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment or supplement is legal, valid, binding and enforceable in accordance with its terms. No Opinion of Counsel will be required by the immediately preceding sentence for the Trustee to execute a supplemental indenture in the form of Exhibit E hereto to cause a Restricted Subsidiary to become a Subsidiary Guarantor pursuant to Sections 4.17 and 10.03 under this Indenture or in connection with the release of a Guarantor pursuant to Section 10.05 under this Indenture.

ARTICLE 10

NOTE GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture or the Notes as against either of the Issuer or the obligations of the Issuer hereunder or thereunder, that:

(1) the principal of, premium on, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, the Notes, if lawful, and all other obligations of the Issuer to the Holders and the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee in enforcing any rights under this Section 10.01.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture as against Issuer, the absence of any action to enforce the same, any waiver or consent by any Holder or any amendment with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid to any of the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture will be executed on behalf of such Guarantor by one of its Officers. No Guarantor shall be required to make a notation or endorsement on the Notes to reflect any Note Guarantee or any release, termination, suspension or discharge thereof.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors. If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee will be valid nevertheless.

The Issuer shall cause each Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 4.17 hereof to comply with the provisions of Section 4.17 and this Article 10, to the extent applicable.

Section 10.04 Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor shall consolidate or merge with or into, or transfer all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than the Issuer or another Subsidiary Guarantor), unless:

(1) such Subsidiary Guarantor is the continuing Person, or the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or that acquired such property and assets of such Subsidiary Guarantor is an entity organized and validly existing under the laws of the United States or any state or jurisdiction thereof and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of such Subsidiary Guarantor under the Note Guarantees and this Indenture; and

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee of such Subsidiary Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Section 10.05 Releases.

The Note Guarantee of a Subsidiary Guarantor will automatically terminate and be released upon:

(1) a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor, or the Capital Stock of the Subsidiary Guarantor such that the Subsidiary Guarantor is no longer a Restricted Subsidiary, in a transaction that is not prohibited by Section 4.09 hereof;

(2) the sale or disposition of all or substantially all of the assets of the Subsidiary Guarantor;

(3) the designation in accordance with this Indenture of the Subsidiary Guarantor as an Unrestricted Subsidiary;

(4) such time as such Subsidiary Guarantor is no longer a guarantor, borrower or other obligor, including by release or discharge, with respect to (i) the XHR Credit Agreement to which it is a guarantor, borrower or other obligor, (ii) any other Indebtedness incurred pursuant to Section 4.08(d)(1) and (iii) any Capital Markets Indebtedness; or

(5) defeasance or discharge of the Notes in accordance with Article 8 or Article 11 hereof.

At the written request and expense of the Issuer, and upon receipt of an Officer’s Certificate, the Trustee shall execute any documents reasonably requested by the Issuer in order to evidence the release of such Guarantor from its obligations under its Note Guarantee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to certain rights of the Trustee and the obligations of the Issuer with respect thereto) and all Note Guarantees shall be released, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, as determined by the Issuer, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes to the date of maturity or redemption;

(2) in respect of subclause (b) of clause (1) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings);

(3) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06 hereof that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium on, if any, and interest on, the Notes for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium on, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

If this Indenture is qualified under the TIA and any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control. As of the Issue Date, this Indenture is not subject to the TIA.

Section 12.02 Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Xenia Hotels & Resorts, Inc.

200 S. Orange Avenue, Suite 2700

Orlando, Florida 32801

Attention: General Counsel’s Office

With a copy to:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Attention: Cathy Birkeland and Roderick Branch

If to the Trustee:

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: XHR Notes Administrator

With a copy to:

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, CT 06103

Attention: Marie C. Pollio, Esq.

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications will be deemed to have been duly given: (i) if to the Trustee, upon receipt by a Responsible Officer of the Trustee or (ii) if to the Issuer or any Guarantor, at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Failure to deliver a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. When the Notes are in global form, all notices to Holders will be sent pursuant to Applicable Procedures, and when done so, such notices will be deemed to have been delivered for purposes of this Indenture.

If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer delivers a notice or communication to Holders, it will deliver a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Notwithstanding any other provision of this Indenture, where this Indenture provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 12.03 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee (except as set forth in Section 9.05 hereof) upon request:

(1) an Officer’s Certificate (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.04 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.05 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06 No Personal Liability of Directors, Officers, Employees and Stockholders.

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any of the Guarantors in this Indenture or in any of the Notes or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, partner, stockholder, officer, director, employee or controlling person in their capacity as such of the Issuer, the Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.07 Governing Law; Waivers of Jury Trial.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE ISSUER, THE TRUSTEE, THE HOLDERS AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREIN.

Section 12.08 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.09 Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.10 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.11 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to all of the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes hereunder.

Section 12.12 Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.13 Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the Patriot Act.

Section 12.14 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics or pandemics and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or unavailability of Federal Reserve Bank wire or telex or other wire or communication facilities, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.15 Submission to Jurisdiction.

The Issuer and each Guarantor hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Notes or the Notes Guarantees and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 12.16 Foreign Account Tax Compliance Act (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Issuer agrees (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions), to the extent reasonably available and at the Trustee’s reasonable request, so the Trustee can determine whether it has tax related obligations under Applicable Tax Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Tax Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Tax Law. The terms of this section shall survive the termination of this Indenture.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

ISSUER

XHR LP

By: XHR GP, Inc., its general partner

By:	/s/ Taylor C. Kessel

Name:	Taylor C. Kessel
Title:	Senior Vice President, General Counsel and Secretary

PARENT

XENIA HOTELS & RESORTS, INC.

By:	/s/ Taylor C. Kessel

Name:	Taylor C. Kessel
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Indenture]

SUBSIDIARY GUARANTORS

On behalf of the entities listed on Schedule A

By: XHR LP, their sole member

By: XHR GP, Inc., its general partner

By:	/s/ Taylor C. Kessel

Name:	Taylor C. Kessel
Title:	Senior Vice President, General Counsel and Secretary

PHILADELPHIA 17 GP, LLC

By: XHR Holding, Inc., its sole member

By:	/s/ Taylor C. Kessel

Name:	Taylor C. Kessel
Title:	Senior Vice President, General Counsel and Secretary

XHR PHILADELPHIA 17 LLC

By: Philadelphia 17 GP, LLC, its managing member
By: XHR Holding, Inc., its sole member

By:	/s/ Taylor C. Kessel

Name:	Taylor C. Kessel
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Indenture]

IA LODGING DALLAS PEARL LIMITED PARTNERSHIP

By: IA Lodging Dallas Pearl GP, L.L.C., its general partner
By: XHR LP, its sole member
By: XHR GP, Inc., its general partner

By:	/s/ Taylor C. Kessel

Name:	Taylor C. Kessel
Title:	Senior Vice President, General Counsel and Secretary

IA LODGING WOODLANDS LP

By: IA Lodging Woodlands GP, L.L.C., its general partner
By: XHR LP, its sole member
By: XHR GP, Inc., its general partner

By:	/s/ Taylor C. Kessel

Name:	Taylor C. Kessel
Title:	Senior Vice President, General Counsel and Secretary

IA LODGING DALLAS AKARD LP

By: IA Lodging Dallas Akard GP, L.L.C., its general partner
By: XHR LP, its sole member
By: XHR GP, Inc., its general partner

By:	/s/ Taylor C. Kessel

Name:	Taylor C. Kessel
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Indenture]

IA LODGING HOUSTON GALLERIA LP

By: IA Lodging Houston Galleria GP, L.L.C., its general partner
By: XHR LP, its sole member
By: XHR GP, Inc., its general partner

By:	/s/ Taylor C. Kessel

Name:	Taylor C. Kessel
Title:	Senior Vice President, General Counsel and Secretary

IA LODGING HOUSTON OAKS LP

By: IA Lodging Houston Oaks GP, L.L.C., its general partner
By: XHR LP, its sole member

By: XHR GP, Inc., its general partner

By:	/s/ Taylor C. Kessel

Name:	Taylor C. Kessel
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Barry D. Somrock

Name:	Barry D. Somrock
Title:	Vice President

[Signature Page to Indenture]

SCHEDULE A

IA LODGING SAN DIEGO, L.L.C.

IA LODGING SAVANNAH BARNARD, L.L.C.

XHR PITTSBURGH MARKET LLC

IA LODGING KEY WEST, L.L.C.

XHR ORLANDO CYPRESS LLC

XHR SCOTTSDALE RANCH LLC

XHR SANTA BARBARA LLC

IA LODGING SALT LAKE CITY, L.L.C.

XHR PORTLAND LLC

XHR CARLSBAD LLC

XHR PHOENIX PALMS LLC

IA LODGING SAVANNAH, L.L.C.

XHR CHARLESTON MEETING LLC

XHR MOUNTAIN BROOK LLC

IA LODGING SANTA CLARA, L.L.C.

IA LODGING NEW ORLEANS, L.L.C.

XHR DENVER CURTIS LLC

XHR ATLANTA PEACHTREE LLC

XHR PORTLAND OCC LLC

IA LODGING DALLAS AKARD GP, L.L.C.

IA LODGING DALLAS AKARD LP, L.L.C.

IA LODGING WOODLANDS GP, L.L.C.

IA LODGING WOODLANDS LP, L.L.C.

IA LODGING HOUSTON GALLERIA GP, L.L.C.

IA LODGING HOUSTON GALLERIA LP, L.L.C.

IA LODGING HOUSTON OAKS GP, L.L.C.

IA LODGING HOUSTON OAKS LP, L.L.C.

IA LODGING DALLAS PEARL GP, L.L.C.

IA LODGING DALLAS PEARL LP, L.L.C.

PHILADELPHIA 17 LP, LLC

XHR ARLINGTON LLC

XHR NASHVILLE GULCH LLC

IA LODGING ATLANTA WAVERLY, L.L.C.

Schedule A-1

EXHIBIT A

[Face of Note]

CUSIP [__]

ISIN [__]

6.625% Senior Notes due 2030

No. ___	$____________*

XHR LP

XHR LP, a Delaware limited partnership, promises to pay to       or registered assigns, the principal sum of DOLLARS [(as such sum may be increased or decreased as set forth on the Schedule of Exchanges of Interest on the Global Notes attached hereto)]1 on May 15, 2030.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated:

XHR LP

By: XHR GP, Inc., its general partner

By:
Name:
Title:

[1]	Use this only if the Note is a Global Note.

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	Dated:
Authorized Signatory

[Back of Note]

6.625% Senior Notes due 2030

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)  INTEREST. XHR LP, a Delaware limited partnership (the “Issuer”) promises to pay or cause to be paid interest on the principal amount of this Note at 6.625% per annum from ___________ until maturity. The Issuer will pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be May 15, 2025. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to the then applicable interest rate on the Notes to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)  METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, at the office or agency of the Paying Agent and Registrar within the United States, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)  PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)  INDENTURE. The Issuer issued the Notes under an Indenture, dated as of November 25, 2024 (the “Indenture”), among the Issuer, Parent, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes and the Note Guarantees are the general unsecured obligations of the Issuer, Parent and each Subsidiary Guarantor. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)  OPTIONAL REDEMPTION.

(A) At any time prior to May 15, 2027, the Issuer may redeem, at its option, all or part of the Notes, upon not less than 10 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date).

(B) At any time on or after May 15, 2027, the Issuer will be entitled, at its option, on any one or more occasions, to redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice to the Holders (with a copy to the Trustee), at the redemption prices (expressed in percentages of the principal amount of the Notes to be redeemed), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

Period	Redemption Price
2027	103.313%
2028	101.656%
2029 and thereafter	100.000%

(C) At any time prior to May 15, 2027, the Issuer may redeem the Notes with the net cash proceeds from any Equity Offering at a redemption price equal to 106.625% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date), in an aggregate principal amount for all such redemptions not to exceed 40.0% of the original aggregate principal amount of the Notes, including any Additional Notes; provided that (i) in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering and (ii) at least 60.0% of the aggregate principal amount of the Notes (including any Additional Notes) remains outstanding immediately thereafter.

(D) [Reserved.]

(E) Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(F) The Issuer or its Affiliates may at any time and from time to time purchase Notes. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuer or any such Affiliates may determine.

(6)  MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)  REPURCHASE AT THE OPTION OF HOLDER.

(A) Unless (i) the Issuer has previously or concurrently sent a redemption notice with respect to all existing Notes as set forth in Section 3.07 of the Indenture and all conditions precedent applicable to such redemption notice have been satisfied or (ii) a third party makes an Offer to Purchase the Notes in the manner, at the time and otherwise in compliance with the requirements under the Indenture, the Issuer must commence, within 30 days following a Change of Control Triggering Event, an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the Payment Date.

(B) If the Issuer or a Restricted Subsidiary of the Issuer consummates any Asset Sales, if, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to Section 4.09 of the Indenture totals more than the greater of (x) $65.0 million and (y) 1.6% of Adjusted Total Assets, the Issuer must commence, not later than 20 Business Days thereafter, and consummate an Offer to Purchase from the Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in Section 4.09 of the Indenture with respect to an Offer to Purchase or redeem with the proceeds of sales of assets, on a pro rata basis, an aggregate principal amount of Notes and such other pari passu Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus, in each case, accrued interest to, but not including, the Payment Date.

(8)  NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Issuer will send a notice of redemption to each Holder whose Notes are to be redeemed at its registered address; provided that that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Any redemption of the Notes or any purchase of the Notes may at the Issuer’s option be subject to one or more conditions precedent. Notes and portions of Notes selected will be in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9)  DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)  PERSONS DEEMED OWNERS. The registered Holder may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)  AMENDMENT, SUPPLEMENT AND WAIVER. The Notes are subject to the amendment, supplement and waiver provisions set forth in Article 9 of the Indenture.

(12)  DEFAULTS AND REMEDIES. The Events of Default and remedies of the Holders pertaining to the Notes are set forth in Article 6 of the Indenture.

(13)  TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(14)  [Reserved.]

(15)  NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any of the Guarantors in the Indenture or in any of the Notes or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, partner, stockholder, officer, director, employee or controlling person in their capacity as such of the Issuer, the Guarantors or of any successor Person thereof. Each Holder, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(16)  AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE INDENTURE, THIS NOTE AND ANY NOTE GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Xenia Hotels & Resorts, Inc.

200 S. Orange Avenue, Suite 2700

Orlando, Florida 32801

Attention: General Counsel’s Office

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 or 4.13 of the Indenture, check the appropriate box below:

☐ Section 4.09   ☐ Section 4.13

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:]

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Xenia Hotels & Resorts, Inc.

200 S. Orange Avenue, Suite 2700

Orlando, Florida 32801

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: XHR Notes Administrator

Re: 6.625% Senior Notes due 2030

Reference is hereby made to the Indenture, dated as of November 25, 2024 (the “Indenture”), among XHR LP, a Delaware limited partnership (the “Issuer”), Xenia Hotels & Resorts, Inc., the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $      in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Restricted Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note, Restricted Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or

Rule 904 under the Securities Act, and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a Restricted Definitive Note or a beneficial interest in a Restricted Global Note (including, without limitation, the IAI Global Note) or in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to any other available exemption from the registration requirements of the Securities Act, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification) to the effect that such Transfer is in compliance with the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.  The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)  ☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(b)  ☐ a Restricted Definitive Note.

2.  After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  ☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(iv)	☐ Unrestricted Global Note (CUSIP ); or

(b)  ☐ a Restricted Definitive Note; or

(c)  ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Xenia Hotels & Resorts, Inc.

200 S. Orange Avenue, Suite 2700

Orlando, Florida 32801

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: XHR Notes Administrator

Re: 6.625% Senior Notes due 2030

Reference is hereby made to the Indenture, dated as of November 25, 2024 (the “Indenture”), among XHR LP, a Delaware limited partnership (the “Issuer”), Xenia Hotels & Resorts, Inc., the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

       (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $        in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer,

(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Xenia Hotels & Resorts, Inc.

200 S. Orange Avenue, Suite 2700

Orlando, Florida 32801

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: XHR Notes Administrator

Re: 6.625% Senior Notes due 2030

Reference is hereby made to the Indenture, dated as of November 25, 2024 (the “Indenture”), among XHR LP, a Delaware limited partnership (the “Issuer”), Xenia Hotels & Resorts, Inc., the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $        aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form

D-1

reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

       SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of       ,    , among        (the “Guaranteeing Entity”), XHR LP, a Delaware limited partnership (the “Issuer”), Xenia Hotels & Resorts, Inc. and Wilmington Trust, National Association, as trustee (the “Trustee”), in each case, under the Indenture referred to below, as ratified by the other Subsidiary Guarantors (as defined in the Indenture referred to herein).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 25, 2024, providing for the issuance of 6.625% Senior Notes due 2030 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any of the Guarantors in the Indenture or in any of the Notes or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, partner, stockholder, officer, director, employee or controlling person in their capacity as such of the Issuer, the Guarantors or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:         ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

XHR LP

By: XHR GP, Inc., its general partner

By:
Name:
Title:

XENIA HOTELS & RESORTS, INC.

By:
Name:
Title:

Ratified and Acknowledged:

[EXISTING GUARANTORS]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacities as Trustee and not in its individual capacity

By:
Name:
Title:

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